                                                                                      ORIGINAL                                                      OWNER’S COPY

1997 Edition - Electronic Format

Exhibit 10.9

AIA Document B141 - 1997

Standard Form of Agreement Between Owner and Architect with Standard Form of Architect’s Services

TABLE OF ARTICLES

19 June 2002 - ISSUED FOR EXECUTION

1.1           INITIAL INFORMATION

1.2           RESPONSIBILITIES OF THE PARTIES

1.3           TERMS AND CONDITIONS

1.4           SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

1.5           COMPENSATION

AGREEMENT made as of the Fourteenth day of March in the year Two Thousand Two
(In words indicate day, month and year)

BETWEEN the Architect’s client identified as the Owner:

(Name, address and other information)

Wheeling Island Gaming, Inc.

One South Stone Street

Wheeling, West Virginia 26003-2099

and the Architect:

(Name, address and other information)

Jeter, Cook & Jepson Architects, Inc.

450 Church Street

Hartford, Connecticut 06103-1129

For the following Project:

(Include detailed description of Project)

Phase II of the Wheeling Downs Gaming and Entertainment Facility located at 1 South Stone Street in Wheeling, West Virginia 26003. The Project phase consists of approximately 279,100 square feet (SF) including the following: hotel - 16,800 SF x 5 floors; Mezzanine Level - 16,800 SF; Casino Level - 86,000 SF: Lobby - 6,300 SF: and Garage - 86,000 SF.

The Owner and Architect agree as follows.

©  1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987, © 1997 by The American Institute of Architects.  Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.  WARNING: Unlicensed photocopying  violates U.S. copyright laws and will subject the violator to legal prosecution.  This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  expiration as noted below.  User Document:  wheeling downs b141-03142002-issued-for-execution06192002.aia — 6/19/2002.  AIA License Number 1006422, which expires on 1/15/2003.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

[LOGO]

© 1997 AIA® AIA DOCUMENT B141 - 1997 STANDARD FORM AGREEMENT

The American Institute of Architects 1735 New York Avenue N.W. Washington, D.C. 20006-5292

ARTICLE 1.1         INITIAL INFORMATION

1.1.1        This Agreement is based on the following information and assumptions.

(Note the disposition for the following items by inserting the requested information or a statement such as “not applicable,” “unknown at time of execution” or “to be determined later by mutual agreement.”)

N/A

1.1.2        PROJECT PARAMETERS

1.1.2.1     The objective or use is:
(Identify or describe, if appropriate, proposed use or goals.)

This Phase of the Work is intended to provide an 86,000 SF parking garage, 86,000 SF of additional gaming space, two restaurants and two bars, a 600 seat showroom, a 150 room hotel, and associated support spaces.

1.1.2.2     The physical parameters are:
(Identify or describe, if appropriate, size, location, dimensions, or other pertinent information, such as geotechnical reports about the site.)
N/A

1.1.2.3     The Owner’s Program is:
(Identify documentation or state the manner in which the program will be developed.)

The program is based upon master plan progress drawings dated April 25, 2001.

1.1.2.4     The legal parameters are:
(Identify pertinent legal information, including, if appropriate, land surveys and legal descriptions and restrictions of the site.)

N/A

1.1.2.5     The financial parameters are as follows.

.1                                       Amount of the Owner’s overall budget for the Project, including the Architect’s compensation, is: estimated to be approximately fifty five million and 00/100 Dollars ($55,000,000.00).

.2                                       Amount of the Owner’s budget for the Cost of  the Work, excluding the Architect’s compensation, is: estimated to be approximately forty million five hundred thousand and 00/100 ($40,500,000.00).  Notwithstanding the final resulting financial parameters of the Project, Architect’s services as described in this Agreement, excluding Reinbursable Expenses and Changes in Services of Architect which are authorized subsequent to the execution of this Agreement, shall not exceed $3,500,000.00.

1.1.2.6       The time parameters are:
(Identify, if appropriate, milestone dates, durations or fast track scheduling.)

The current targeted date for completion of construction of the Project is August 2003.

1.1.2.7     The proposed procurement or delivery method for the Project is:

(Identify method such as competitive bid, negotiated contract, or construction management.)

The Owner shall engage the Louis P. Ciminelli Construction Company, Inc. of Buffalo, New York to provide construction management form of project delivery.

1.1.2.8     Other parameters are:

(Identify special characteristics or needs of the Project such as energy, environmental or historic preservation requirements.)

N/A

1.1.3        PROJECT TEAM

1.1.3.1     The Owner’s Designated Representative is:

(List name, address and other information.)

Roy Olsen, Senior Project Manager

Sportsystems Corporation

40 Fountain Plaza

Buffalo, New York 14202

1.1.3.2     The persons or entities, in addition to the Owner’s Designated Representative, who are required to review the Architect’s submittals to the Owner are:

(List name, address and other information.)

Scott Cooper, General Manager

Wheeling Island Gaming, Inc.

1 South Stone Street

Wheeling, West Virginia 26003-2099

1.1.3.3     The Owner’s other consultants and contractors are:

(List discipline and, if known, identify them by name and address.)

The Owner shall independently engage, at its own expense, the services of the following consultants (without limitation): Gaming Consultant; Security/Surveillance Consultant; Construction Manager; Land Surveyor; Geotechnical Engineering Consultant. At Owner’s election in its sole discretion, any one or more of such consultants may be engaged to work directly for the Construction Manager instead of for the Owner; provided, however, that such engagement shall not alter the rights, duties and obligations of the parties to this Agreement.

11.3.4      The Architect’s Designated Representative is:

(List name, address and other information.)

Peter J. Fabian, Project Manager

Jeter, Cook & Jepson Architects, Inc.

450 Church Street

Hartford, Connecticut 06103

1.1.3.5     The consultants retained at the Architect’s expense are:

(List description and, if known, identify them by name and address.)

The Architect shall engage, at its own expense, the services of McKinley & Associates, 32 Twentieth Street, Wheeling, West Virginia to provide consulting engineering services including: Structural; Civil; and, Landscape Architecture: M/E Engineering, Inc. to provide Mechanical; Electrical; Plumbing; Fire Protection; and, JEM Associates to provide Food Service consulting. Any other consultants that Architect desires to employ for the Project shall be only those to which Owner has agreed in writing, and such agreement shall not be unreasonably withheld.

1.1.4        Other important initial information is:

N/A

1.1.5        ~~When the services under this Agreement include contract administration services, the General Conditions of the Contract for Construction shall be the edition of AIA Document A201 current as of the date of this Agreement, or as follows:~~

The services under this Agreement include contract administration services as is more fully set forth in the Standard Form of Architect’s Services: Design and Contract Administration AIA Document B141 - 1997 Electronic Format attached hereto and made a part hereof. This Agreement shall also include the General Conditions of the Contract for Construction (AIA Form A201) as modified by the Owner and Contractor, incorporated herein to the extent that said document is not inconsistent with this Agreement, attached hereto as Attachment I.

1.1.6        The information contained in this Article 1.1 may be reasonably relied upon by the Owner and Architect in determining the Architect’s compensation. Both parties, however, recognize that such information may change and, in that event, the Owner and the Architect shall negotiate appropriate adjustments in schedule, compensation and Change in Services in accordance with Paragraph 1.3.3.

ARTICLE 1.2	RESPONSIBILITIES OF THE PARTIES
1.2.1	The Owner and the Architect shall cooperate with one another to fulfill their respective obligations under this
Agreement. Both parties shall endeavor to maintain good working relationships among all members of the Project team.

1.2.2        OWNER

1.2.2.1     Unless otherwise provided under this Agreement, the Owner shall provide full information in a timely manner regarding requirements for and limitations on the Project. The Owner shall furnish to the Architect, within 15 days after receipt of a written request  (or if such information cannot be reasonably furnished in such time period then as soon thereafter as is commercially reasonable), information necessary and relevant for the Architect to evaluate, give notice of or enforce lien rights.

1.2.2.2     The Owner shall periodically update the budget for the Project, including the portion allocated for the Cost of the Work. The Owner shall not significantly increase or decrease the overall budget, the portion of the budget allocated for the Cost of the Work, or contingencies included in the overall budget or a portion of the budget, without consulting ~~the agreement of~~ the Architect so that Architect can determine and advise the Owner of any ~~to a~~ corresponding change in the Project scope and quality. The Owner’s failure to follow the Architect’s advice in such case shall be at the Owner’s sole risk.

1.2.2.3     The Owner’s Designated Representative identified in Paragraph 1.1.3 shall be authorized to act on the Owner’s behalf with respect to the Project. The Owner or the Owner’s Designated Representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect’s services.

1.2.2.4     The Owner shall furnish, or cause the Construction Manager to furnish, the services of consultants other than those designated in Paragraph 1.1.3 or authorize the Architect to furnish them as a Change in Services when such services are requested by the Architect and are reasonably required by the scope of the Project, subject to mutual agreement between Owner, Construction Manager and Architect.

1.2.2.5     Unless otherwise provided in this Agreement, the Owner shall furnish, or cause the Construction Manager to furnish, tests, inspections and reports required by law or the Contract Documents, such as structural, mechanical, and chemical tests, tests for air and water pollution, and tests for hazardous materials.

1.2.2.6     Except as otherwise expressly provided in this Agreement, The Owner shall furnish ~~all~~ its legal, insurance and accounting services, including auditing services, that may be reasonably necessary at any time for the Project to meet the Owner’s needs and interests, including but not limited to those pertaining to the negotiation and drafting of this Agreement, and the Architect shall furnish its legal, insurance and accounting services, including auditing services, that may be reasonably necessary at any time for the Project to meet the Architect’s needs and interests, including but not limited to those pertaining to the negotiation and drafting of this Agreement.

1.2.2.7     The Owner shall provide prompt written notice to the Architect if the Owner becomes aware of any fault or defect in the Project, including any errors, omissions or inconsistencies in the Architect’s Instruments of Service; provided, however, Owner is under no duty of examination, evaluation, analysis, or review of Architect’s Instruments of Service.

1.2.3        ARCHITECT

1.2.3.1     The services performed by the Architect, Architect’s employees and Architect’s consultants shall be as enumerated in Article 1.4.

1.2.3.2     The Architect’s services shall be performed as expeditiously and to the standard of care and skill as is consistent with the professional skill and care of a licensed professional Architect and the orderly progress of the Project. The Architect shall submit for the Owner’s approval a schedule for the performance of the Architect’s services which initially shall be consistent with the time periods established in Subparagraph 1.1.2.6 and which shall be adjusted, if necessary, as the Project proceeds. This schedule shall include allowances for periods of time required for the Owner’s review, for the performance of the Owner’s and/or the Construction Manager’s consultants, and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner, except as otherwise provided herein or in the Contract Documents.

1.2.3.3     The Architect’s Designated Representative identified in Paragraph 1.1.3 shall be authorized to act on the Architect’s behalf with respect to the Project.

1.2.3.4     The Architect shall maintain the confidentiality of information specifically designated as confidential by the Owner, unless withholding such information would violate the law, create the risk of significant harm to the public or prevent the Architect from establishing a claim or defense in an adjudicatory proceeding. The Architect shall require of the Architect’s consultants similar agreements to maintain the confidentiality of information specifically designated as confidential by the Owner.

1.2.3.5     Except with the Owner’s knowledge and written consent, the Architect shall not engage in any activity, or accept any employment, interest or contribution that would reasonably appear to compromise the Architect’s professional judgment with respect to this Project.

1.2.3.6     The Architect shall review all laws, codes, and regulations applicable to the Architect’s services. The Architect shall respond in the design of the Project to requirements imposed by governmental authorities having jurisdiction over the Project.

1.2.3.7     The Architect shall be entitled to rely on the accuracy and completeness of services and information furnished by the Owner. The Architect shall provide prompt written notice to the Owner if the Architect becomes aware of any errors, omissions or inconsistencies in such services or information.

ARTICLE 1.3         TERMS AND CONDITIONS

1.3.1        COST OF THE WORK

1.3.1.1     The Cost of the Work shall be the total cost or, to the extent the Project is not completed, the estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

1.3.1.2     The Cost of the Work shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, including the costs of management or supervision of construction or installation provided by a separate construction manager or contractor, plus a reasonable allowance for their overhead and profit.  In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work.

1.3.1.3     The Cost of the Work does not include the compensation of the Architect and the Architect’s consultants, the costs of the land, rights-of-way and financing or other costs that are the responsibility of the Owner.

1.3.2        INSTRUMENTS OF SERVICE

1.3.2.1     Drawings, specifications and other documents, including those in electronic form, prepared by the Architect and the Architect’s consultants are Instruments of Service for use solely with respect to this Project.  The Architect and the Architect’s consultants shall be deemed the authors and owners of their respective Instruments of Service and shall retain all common law, statutory and other reserved rights, including copyrights.

1.3.2.2     Upon execution of this Agreement, the Architect grants to the Owner a nonexclusive license to reproduce the Architect’s Instruments of Service solely for purposes of constructing, using and maintaining the Project, provided that the Owner shall comply with all obligations, including prompt payment of all sums when due, under this Agreement.  The Architect shall obtain similar nonexclusive licenses from the Architect’s consultants consistent with this Agreement.  Any termination of this Agreement prior to completion of the Project shall terminate this license.  Upon such termination, the Owner shall refrain from making further reproductions of Instruments of Service and shall return to the Architect within seven days of termination all originals and reproductions in the Owner’s possession or control.  If and upon the date the Architect is adjudged in default of this Agreement, the foregoing license shall be deemed terminated and replaced by a second, nonexclusive license permitting the Owner to authorize other similarly credentialed design professionals to reproduce and, where permitted by law, to make changes, corrections or additions to the Instruments of Service solely for purposes of completing, using and maintaining the Project.

1.3.2.3     Except for the licenses granted in Subparagraph 1.3.2.2, 1.3.2.5 and 1.6.1 of the General Conditions, no other license or right shall be deemed granted or implied under this Agreement.  The Owner shall not assign, delegate, sublicense, pledge or otherwise transfer any license granted herein to another party without the prior written agreement of the Architect.  However, the Owner shall be permitted to authorize to the Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers to reproduce applicable portions of the Instruments of Service appropriate to and for use in their execution of the Work by license granted in Subparagraph 1.3.2.2. Submission or distribution of Instruments of Service to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the reserved rights of the Architect and the Architect’s consultants.  The Owner shall not use the Instruments of Service for future additions or alterations to this Project or for other projects, unless the Owner obtains the prior written agreement of the Architect and the Architect’s consultants.  Any unauthorized use of the Instruments of Service shall be at the Owner’s sole risk and without liability to the Architect and the Architect’s consultants.

1.3.2.4     Prior to the Architect providing to the Owner any Instruments of Service in electronic form or the Owner providing to the Architect any electronic data for incorporation into the Instruments of Service, the Owner and the Architect shall by separate written agreement set forth the specific conditions governing the format of such Instruments of Service or electronic data, including any special limitations or licenses not otherwise provided in this Agreement.

1.3.2.5     Notwithstanding anything in this Agreement or in the General Conditions to the contrary, the Owner and Architect agree that each of the parties to this Agreement shall be entitled to utilize, as an owner of the Instruments of Service, at least one set of original Instruments of Service from which each shall be permitted to make and retain copies, subject, however, to the following:

1.3.2.5.1  The use of the Instruments of Service by Owner shall be limited to the constructing, using, and maintaining the Project.  The Owner shall also have the right to use said Instruments of Service for future reference purposes in planning or design of any addition or alteration to this Project.  Any and all such rights to use the Instruments of Service by Owner shall survive the termination or expiration of this Agreement for any reason, notwithstanding anything in this Agreement or the General Conditions to the contrary; provided, however, if the Instruments of Service are used by Owner at any time for any reason without the participation of the Architect, such use shall be at Owner’s sole risk and without any responsibility on the part of Architect.

1.3.2.5.2  The Architect shall not for any purpose, without receiving the Owner’s prior written consent, which may be granted or withheld in Owner’s sole discretion, reuse any unique elements of the Project design that are: (a) developed exclusively for this Project;  (b) based on unique specifications, designs or other data provided by Owner; or (c) developed by Owner.  In the event Architect requests and receives authorization from the Owner to use any of said unique elements of the Project design in its Architectural practice, the Architect agrees that such use shall be at Architect’s sole risk and without any responsibility on the part of the Owner.  Notwithstanding anything in this Agreement or the General conditions to the contrary, the Architect shall not use the name, logos, trade or service marks of the Owner.

1.3.2.5.3  Architect covenants and represents that Architect and the Architect’s consultants are the authors of the Instruments of Service and that they are the original work of the Architect and the Architect’s consultants for which Architect and its consultants possess all common law and statutory copyrights and other applicable intellectual property rights.  Architect hereby indemnifies and holds Owner harmless from all actions, proceedings, claims, injury, damages, costs and expenses, including reasonable attorney fees and court costs, from any third party for interference, infringement, impairment, theft, or other taking of such third party’s intellectual property rights, including, but not limited to such third party’s copyrights, arising out of the Owner’s possession, ownership or use of the Instruments of Service as permitted by this Agreement.

1.3.3        CHANGE IN SERVICES

1.3.3.1     Change in Services of the Architect, including services required of the Architect’s consultants, may be accomplished after execution of this Agreement, without invalidating the Agreement, if mutually agreed in writing, if required by circumstances beyond the Architect’s control, or if the Architect’s services are affected as described in Subparagraph 1.3.3.2.  In the absence of mutual agreement in writing, the Architect shall notify the Owner prior to providing such services.  If the Owner deems that all or a part of such Change in Services is not required, the Owner shall give prompt written notice to the Architect, and the Architect shall have no obligation to provide those services.  Except for a change due to the fault of the Architect, Change in Services of the Architect shall entitle the Architect to an adjustment in compensation pursuant to Paragraph 1.5.2, and to any Reimbursable Expenses described in Subparagraph 1.3.9.2 and Paragraph 1.5.5.

1.3.3.2     If any of the following circumstances affect the Architect’s services for the Project, the Architect shall be entitled to an appropriate adjustment in the Architect’s schedule and compensation:

.1                                       change in the instructions or approvals given by the Owner that necessitate revisions in Instruments of Service;

.2                                       enactment or revision of codes, laws or regulations or official interpretations which necessitate changes to previously prepared Instruments of Service;

.3                                       decisions of the Owner not rendered in a timely manner;

.4                                       significant change in the Project including, but not limited to, size, quality, complexity, the Owner’s schedule ~~or budget~~, or procurement method;

.5                                       failure of performance on the part of the Owner or the Owner’s consultants or contractors;

.6                                       preparation for and attendance at a public hearing, a dispute resolution proceeding or a legal proceeding except where the Architect is party thereto;

.7                                       change in the information contained in Article 1.1, which materially affects Architect or the services to be provided under this Agreement.

1.3.4        MEDIATION

1.3.4.1     Any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.  If such matter relates to or is the subject of a lien arising out of the Architect’s services, the Architect may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the matter by mediation or by arbitration.

1.3.4.2     The Owner and Architect shall endeavor to resolve claims, disputes and other matters in question between them by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect.  Request for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association.  The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

1.3.4.3     The parties shall share the mediator’s fees and any filing fees equally.  The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon.  Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

1.3.5        ARBITRATION

1.3.5.1     Any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to arbitration.  Prior to arbitration, the parties shall endeavor to resolve disputes by mediation in accordance with Paragraph 1.3.4.

1.3.5.2     Claims, disputes and other matters in question between the parties that are not resolved by mediation shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect. The demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association.

1.3.5.3     A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

1.3.5.4     No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement and signed by the Owner, Architect, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

1.3.5.5     The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

1.3.6        CLAIMS FOR CONSEQUENTIAL DAMAGES

The Architect and the Owner waive consequential damages for claims, disputes or other matters in question arising out of or relating to this Agreement. This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Paragraph 1.3.8.

1.3.7        MISCELLANEOUS PROVISIONS

1.3.7.1     This Agreement shall be governed by the law where the Project is located, ~~of the principal place of business of the Architect, unless otherwise provided in Paragraph 1.4.2.~~

1.3.7.2     Terms in this Agreement shall have the same meaning as those in the ~~edition of AIA Document A201~~, General Conditions, attached ~~of the Contract for Construction, current as of the date of this Agreement.~~

1.3.7.3     ~~Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion. In no event shall such statutes of limitations commence to run any later than the date when the Architect’s services are substantially completed.~~

1.3.7.4     To the extent damages are covered by property insurance during construction, the Owner and the Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, except such rights as they may have to the proceeds of such insurance as set forth in the ~~edition of AIA Document A201,~~ General Conditions. ~~of the Contract for Construction, current as of the date of this Agreement.~~

The Owner or the Architect, as appropriate, shall require of the contractors, consultants, agents and employees of any of them similar waivers in favor of the other parties enumerated herein.

1.3.7.5     Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

1.3.7.6     Unless otherwise provided in this Agreement, the Architect and Architect’s consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials or toxic substances in any form at the Project site.

1.3.7.7     The Architect shall have the right to include photographic or artistic representations of the design of that part of the Project visible to the general public among the Architect’s promotional and professional materials. The Architect shall be given reasonable access to the completed Project to make such representations. However, the Architect’s materials shall not include the Owner’s confidential or proprietary information. ~~if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect in the Owner’s promotional materials for the Project.~~

1.3.7.8     If the Owner requests the Architect to execute certificates, the proposed language of such certificates shall be submitted to the Architect for review at least ~~14~~ 7 days prior to the requested dates of execution. The Architect shall not be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of this Agreement.

1.3.7.9     The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither the Owner nor the Architect shall assign this Agreement without the written consent of the other, except that the Owner may assign this Agreement to an institutional lender providing financing for the Project. In such event, the lender shall assume the Owner’s rights and obligations under this Agreement. The Architect shall execute all consents reasonably required to facilitate such assignment. Notwithstanding the foregoing, there shall be no personal liability of the shareholders, investors, officers, directors or employees of Owner under this Agreement.

1.3.8        TERMINATION OR SUSPENSION

1.3.8.1     If the Owner fails to make payments to the Architect in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Architect’s option, cause for suspension of performance of services under this Agreement. If the Architect elects to suspend services, prior to suspension of services, the Architect shall give seven days’ written notice to the Owner. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services. Before resuming services, the Architect shall be paid all sums due prior to suspension and any expenses incurred in the interruption and resumption of the Architect’s services. The Architect’s fees for the remaining services and the time schedules shall be equitably adjusted.

1.3.8.2     If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension.

When the Project is resumed, the Architect shall be compensated for expenses incurred in the interruption and resumption of the Architect’s services. The Architect’s fees for the remaining services and the time schedules shall be equitably adjusted.

1.3.8.3     If the Project is suspended or the Architect’s services are suspended for more than 90 consecutive days, the Architect may terminate this Agreement by giving not less than seven days’ written notice.

1.3.8.4     This Agreement may be terminated by either party upon not less than 14 ~~seven~~ days’ written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

1.3.8.5     This Agreement may be terminated by the Owner upon not less than 14 ~~seven~~ days’ written notice to the Architect for the Owner’s convenience and without cause.

1.3.8.6     In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Subparagraph 1.3.8.7.

1.3.8.7     Termination Expenses are in addition to compensation for the services of the Agreement and include expenses directly attributable to termination for which the Architect is not otherwise compensated, ~~plus an amount for the Architect’s anticipated profit on the value of the services not performed by the Architect.~~

1.3.9        PAYMENTS TO THE ARCHITECT

1.3.9.1     Payments on account of services rendered and for Reimbursable Expenses incurred shall be made monthly upon presentation of the Architect’s statement of services. No deductions shall be made from the Architect’s compensation on account of penalty, liquidated damages or other sums withheld from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect has been adjudged to be liable.

1.3.9.2     Reimbursable Expenses are in addition to compensation for the Architect’s services and include expenses incurred by the Architect and Architect’s employees and consultants directly related to the Project, as identified in the following Clauses:

.1	transportation in connection with the Project, authorized out-of-town travel and subsistence, and electronic communications;
.2	fees paid for securing approval of authorities having jurisdiction over the Project;
.3	reproductions, plots, standard form documents, postage, handling and delivery of Instruments of Service;
.4	expense of overtime work requiring higher than regular rates if authorized in advance by the Owner;
.5	renderings, models and mock-ups requested by the Owner;
.6

expense of professional liability insurance dedicated exclusively to this Project or the expense of additional insurance coverage or limits requested by the Owner in excess of that normally carried by the Architect and the Architect’s consultants;

.7	reimbursable expenses as designated in Paragraph 1.5.5;
.8	other similar direct Project-related expenditures.

Notwithstanding .1-.8 above, Architect and Owner have agreed upon the Reimbursable Expense Budget attached hereto and made a part hereof as Attachment II, which Architect agrees not to exceed until first advising Owner that exceeding such budget is about to occur and the reasons for such extra and/or unanticipated Reimbursable Expenses.

1.3.9.3     Records of Reimbursable Expenses, of expenses pertaining to a Change in Services, and of services performed on the basis of hourly rates or a multiple of Direct Personnel Expense shall be available to the Owner or the Owner’s authorized representative at mutually convenient times.

1.3.9.4     Direct Personnel Expense is defined as the direct salaries of the Architect’s personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, employee retirement plans and similar contributions.

ARTICLE 1.4         SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

1.4.1        Enumeration of Parts of the Agreement.  This Agreement represents the entire and integrated agreement between the Owner and the Architect and supersedes all prior negotiations, representations or agreements, either written or oral.  This Agreement may be amended only by written instrument signed by both Owner and Architect.  This Agreement comprises the documents listed below.

1.4.1.1     Standard Form of Agreement Between Owner and Architect.  AIA Document B141-1997.

1.4.1.2     Standard Form of Architect’s Services:  Design and Contract Administration, AIA Document B141-1997, ~~or as follows~~;

(List other documents, if any, delineating Architect’s scope of services.)

1.4.1.3     Other documents as follows:

(List other documents, if any, forming part of the Agreement.)

Attachment I - (54 pages) Modified AIA Document A201 - 1997 Edition - General Conditions of the Contract for Construction (Note that the electronic file name for the document is “wheeling-generalconditions-final-06192002-with-font-corrected. aia)

Attachment II - (1 page) Reimbursable Expenses Budget Worksheet dated 19 June 2002

Attachment III - (5 pages) Phase II A/E Design Cost Schedule dated 19 June 2002

Attachment IV - (1 page) Hourly Billing Rates

1.4.2        Special Terms and Conditions: Special terms and conditions that modify this Agreement are as follows:

N.A.

ARTICLE 1.5         COMPENSATION

1.5.1        For the Architect’s services as described under Article 1.4, compensation shall be computed as per ~~follows:~~

the attached document entitled “Wheeling Downs Racetrack & Gaming Center,  Phase II A/E Design Cost Schedule” dated 6 March 2002, attached hereto and made a part hereof as Attachment III.

1.5.2        If the services of the Architect are changed as described in Subparagraph 1.3.3.1, the Architect’s compensation shall be adjusted.  Such adjustment shall be calculated as described below or, if no method of adjustment is indicated in this Paragraph 1.5.2, in an equitable manner.

(Insert basis of compensation, including rates and multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required.  Identify specific services to which particular methods of compensation apply.)

Principals shall be charged at the fixed hourly rate of One Hundred Fifty Dollars ($150.00) per hour.  For purposes of this Agreement, the Principals are David G. Jepson, Peter N. Stevens, Philip A. Pineo, Thomas F.  Dowling, Brian L. Davis, Robert J. Burling, James E. LaPosta, Bruce M. Kellogg, and Scott P. Celella.

Employees shall be charged at an hourly rate based on a multiple of two point five (2.50) times their individual Direct Personnel Expense as described in subparagraph 1.3.9.4.  The resultant hourly rates are as illustrated on Attachment IV, attached hereto and made a part hereof.  The hourly rates included in Attachment IV are total billing rates derived from the method of multiplying the Direct Personnel Expense by 2.5.  The rates included in Attachment IV will not be multiplied further.g

1.5.3        For a Change in Services of the Architect’s consultants, compensation shall be computed as a multiple of one point one five (1.15) times the amounts billed to the Architect for such services.

1.5.4        For Reimbursable Expenses as described in Subparagraph 1.3.9.2, and any other items included in Paragraph 1.5.5 as Reimbursable Expenses, the compensation shall be computed as a multiple of one point one five (1.15) times the expenses incurred by the Architect, and the Architect’s employees and consultants.

1.5.5        Other Reimbursable Expenses, if any, are as follows:

None are anticipated nor will be charged without the prior authorization of the Owner.

1.5.6        The rates and multiples for services of the Architect and the Architect’s consultants as set forth in this Agreement shall be adjusted in accordance with their normal salary review practices.  The multiples set forth at 1.5.3 and 1.5.4, and the fixed hourly billing rates (Principal, Project Director, Department Director, and Project Manager) included in Attachment IV to this Agreement, shall not be adjusted prior to the expiration of the time period set forth in paragraph 1.5.9 hereof.

1.5.7        An initial payment of N/A Dollars ($ 0.00) shall be made upon execution of this Agreement and is the minimum payment under this Agreement.  It shall be credited to the Owner’s account at final payment.  Subsequent payments for services shall be made monthly, and where applicable, shall be in proportion to services performed on the basis set forth in this Agreement.

1.5.8        Payments are due and payable thirty (30) days from the date of the Architect’s invoice.  Amounts unpaid thirty (30) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Architect.

(Insert rate of interest agreed upon.)

Interest shall accrue at the average prime rate of interest in effect from time to time as reported in the Wall Street Journal.  Owner shall also be responsible for any and all costs of collection including, without limitation, reasonable agency fees and reasonable attorney’s fees.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Architect’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision.  Specific legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

1.5.9        If the services covered by this Agreement have not been completed within seventeen (17) months of the date hereof, through no fault of the Architect, extension of the Architect’s services beyond that time shall be compensated as provided in Paragraph 1.5.2.

This Agreement entered into as of the day and year first written above.

/s/ Terry C. Burton	/s/ Peter N. Stevens
OWNER (Signature)	ARCHITECT (Signature)
Terry C. Burton, Asst. General Counsel	Peter N. Stevens
Wheeling Island Gaming, Inc.	President

(Printed name and title)	(Printed name and title)

1997 Edition - Electronic Format

AIA Document B141 - 1997

Standard Form of Architect’s Services:

Design and Contract Administration

TABLE OF ARTICLES

2.1           PROJECT ADMINISTRATION SERVICES

2.2           SUPPORTING SERVICES

2.3           EVALUATION AND PLANNING SERVICES

2.4           DESIGN SERVICES

2.5           CONSTRUCTION PROCUREMENT SERVICES

2.6           CONTRACT ADMINISTRATION SERVICES

2.7           FACILITY OPERATION SERVICES

2.8           SCHEDULE OF SERVICES

2.9           MODIFICATIONS

ARTICLE 2.1         PROJECT ADMINISTRATION SERVICES

2.1.1        The Architect shall manage the Architect’s services and administer the Project.  The Architect shall consult with the Owner, research applicable design criteria, attend Project meetings, communicate with members of the Project team and issue progress reports.  The Architect shall coordinate the services provided by the Architect and the Architect’s consultants with those services provided by the Owner and the Owner’s consultants.

2.1.2        When Project requirements have been sufficiently identified, the Architect shall prepare, and periodically update, a Project schedule that shall identify milestone dates for decisions required of the Owner, design services furnished by the Architect, completion of documentation provided by the Architect, commencement of construction and Substantial Completion of the Work.

2.1.3        The Architect shall consider the value of alternative materials, building systems and equipment, together with other considerations based on program, budget and aesthetics in developing the design for the Project.

2.1.4        Upon request of the Owner, the Architect shall make a presentation to explain the design of the Project to representatives of the Owner and Construction Manager.

2.1.5        The Architect shall submit design documents to the Owner at intervals appropriate to the design process for purposes of evaluation and approval by the Owner.  The Architect shall be entitled to rely on approvals received from the Owner in the further development of the design.

2.1.6.       The Architect shall assist the Owner in connection with the Owner’s responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.1.7        EVALUATION OF BUDGET AND COST OF THE WORK

2.1.7.1     When the Project requirements have been sufficiently identified, the Architect shall prepare a preliminary estimate of the Cost of the Work.  This estimate may be based on current area, volume or similar conceptual estimating techniques.  As the design process progresses through the end of the preparation of the Construction Documents, the Architect shall update and refine the preliminary estimate of the Cost of the Work. The Architect shall advise the Owner of any adjustments to previous estimates of the Cost of the Work indicated by changes in Project requirements or general market conditions.  If at any time the Architect’s estimate of the Cost of the Work exceeds the Owner’s budget, the Architect shall make appropriate recommendations to the Owner to adjust the Project’s size, quality or budget, and the Owner shall cooperate with the Architect in making such adjustments.

2.1.7.2     Evaluations of the Owner’s budget for the Project, the preliminary estimate of the Cost of the Work and updated estimates of the Cost of the Work prepared by the Architect represent the Architect’s judgment as a design professional familiar with the construction industry.  It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor’s methods of determining bid prices, or over competitive bidding, market or negotiating conditions.  Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from the Owner’s budget for the Project or from any estimate of the Cost of the Work or evaluation prepared or agreed to by the Architect.

2.1.7.3     In preparing estimates of the Cost of the Work, the Architect shall be permitted to include contingencies for design, bidding and price escalation; to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents; to make reasonable adjustments in the scope of the Project and to include in the Contract Documents alternate bids as may be necessary to adjust the estimated Cost of the Work to meet the Owner’s budget for the Cost of the Work.  If an increase in the Contract Sum occurring after execution of the Contract between the Owner and the Contractor causes the budget for the Cost of the Work to be exceeded, that budget shall be increased accordingly.

2.1.7.4     If bidding or negotiation has not commenced within 90 days after the Architect submits the Construction Documents to the Owner, the budget for the Cost of the Work shall be adjusted to reflect changes in the general level of prices in the construction industry.

2.1.7.5     If the budget for the Cost of the Work is exceeded by the lowest bona fide bid or negotiated proposal, the Owner shall:

.1                                       give written approval of an increase in the budget for the Cost of the Work;

.2                                       authorize rebidding or renegotiating of the Project within a reasonable time;

.3                                       terminate in accordance with Subparagraph 1.3.8.5; or

.4                                       cooperate in revising the Project scope and quality as required to reduce the Cost of the Work.

2.1.7.6     If the Owner chooses to proceed under Clause 2.1.7.5.4, the Architect, without additional compensation, shall modify the documents for which the Architect is responsible under this Agreement as necessary to comply with the budget for the Cost of the Work.  The modification of such documents shall be the limit of the Architect’s responsibility under this Paragraph 2.1.7.  The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not construction is commenced.

ARTICLE 2.2         SUPPORTING SERVICES

2.2.1        Unless specifically designated in Paragraph 2.8.3. the services in this Article 2.2 shall be provided by the Owner or the Owner’s consultants and contractors.

2.2.1.1     The Owner shall furnish a program setting forth the Owner’s objectives, schedule, constraints and criteria, including space requirements and relationships, special equipment, systems and site requirements.

2.2.1.2     The Owner shall furnish surveys to describe physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site.  The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data with respect to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths.  All the information on the survey shall be referenced to a Project benchmark.

2.2.1.3     The Owner shall furnish services of geotechnical engineers which may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion tests and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate recommendations.

ARTICLE 2.3         EVALUATION AND PLANNING SERVICES

2.3.1        The Architect shall provide a preliminary evaluation of the information furnished by the Owner under this Agreement, including the Owner’s program and schedule requirements and budget for the Cost of the Work, each in terms of the other.  The Architect shall review such information to ascertain that it is consistent with the requirements of the Project and shall notify the Owner of any other information or consultant services that may be reasonably needed for the Project.

2.3.2        The Architect shall provide a preliminary evaluation of the Owner’s site for the Project based on the information provided by the Owner of site conditions, and the Owner’s program, schedule and budget for the Cost of the Work.

2.3.3        The Architect shall review the Owner’s proposed method of contracting for construction services and shall notify the Owner of anticipated impacts that such method may have on the Owner’s program, financial and time requirements, and the scope of the Project.

ARTICLE 2.4         DESIGN SERVICES

2.4.1        The Architect’s design services shall include normal structural, mechanical and electrical engineering services.

2.4.2        SCHEMATIC DESIGN DOCUMENTS

2.4.2.1     The Architect shall provide Schematic Design Documents based on the mutually agreed-upon program, schedule, and budget for the Cost of the Work. The documents shall establish the conceptual design of the Project illustrating the scale and relationship of the Project components. The Schematic Design Documents shall include a conceptual site plan, if appropriate, and preliminary building plans, sections and elevations. At the Architect’s option, the Schematic Design Documents may include study models, perspective sketches, electronic modeling or combinations of these media. Preliminary selections of major building systems and construction materials shall be noted on the drawings or described in writing.

2.4.3        DESIGN DEVELOPMENT DOCUMENTS

2.4.3.1     The Architect shall provide Design Development Documents based on the approved Schematic Design Documents and updated budget for the Cost of the Work. The Design Development Documents shall illustrate and describe the refinement of the design of the Project, establishing the scope, relationships, forms, size and appearance of the Project by means of plans, sections and elevations, typical construction details, and equipment layouts. The Design Development Documents shall include specifications that identify major materials and systems and establish in general their quality levels.

2.4.4        CONSTRUCTION DOCUMENTS

2.4.4.1     The Architect shall provide Construction Documents based on the approved Design Development Documents and updated budget for the Cost of the Work. The Construction Documents shall set forth in detail the requirements for construction of the Project. The Construction Documents shall include Drawings and Specifications that establish in detail the quality levels of materials and systems required for the Project.

2.4.4.2     During the development of the Construction Documents, the Architect shall assist the Owner Construction Manager in the development and preparation of:  (1) bidding and procurement information which describes the time, place and conditions of bidding; and bidding or proposal forms ~~and the form of agreement between the Owner and the Contractor;~~ and (2) ~~the Conditions of the Contract for Construction (General Supplementary and other Conditions).  T~~ the Architect also shall assist the Construction Manager ~~compile~~ in compiling the Project Manual that includes the Conditions of the Contract for Construction and Specifications and may include bidding requirements and sample forms.

ARTICLE 2.5         CONSTRUCTION PROCUREMENT SERVICES

2.5.1        The Architect shall assist the Owner and Construction Manager in obtaining either competitive bids or negotiated proposals and shall assist the Owner and Construction Manager in awarding and preparing contracts for construction.

2.5.2        The Architect shall assist the Owner and Construction Manager in establishing a list of prospective bidders or contractors.

2.5.3        The Architect shall assist the Owner in bid validation or proposal evaluation and determination of the successful bid or proposal, if any. If requested by the Owner, the Architect shall notify all prospective bidders or contractors of the bid or proposal results.

2.5.4        COMPETITIVE BIDDING

2.5.4.1     Bidding Documents shall consist of bidding requirements, proposed contract forms, General Conditions and Supplementary Conditions, Specifications and Drawings.

2.5.4.2     If requested by the Owner, the Architect shall arrange for procuring the reproduction of Bidding Documents for distribution to prospective bidders. The Owner shall pay directly for the cost of reproduction or shall reimburse the Architect for such expenses.

2.5.4.3     If requested by the Owner, the Architect shall distribute the Bidding Documents to prospective bidders and request their return upon completion of the bidding process. The Architect shall maintain a log of distribution and retrieval, and the amounts of deposits, if any, received from and returned to prospective bidders.

2.5.4.4     The Architect shall consider requests for substitutions, if permitted by the Bidding Documents, and shall prepare and distribute addenda identifying approved substitutions to all prospective bidders.

2.5.4.5     The Architect shall participate in or, at the Owner’s direction, shall organize and conduct a pre-bid conference for prospective bidders.

2.5.4.6     The Architect shall prepare responses to questions from prospective bidders and provide clarifications and interpretations of the Bidding Documents to all prospective bidders in the form of addenda.

2.5.4.7     The Architect shall participate in or, at the Owner’s direction, shall organize and conduct the opening of the bids. The Architect shall subsequently document and distribute the bidding results, if and as directed by the Owner.

2.5.5        NEGOTIATED PROPOSALS

2.5.5.1     Proposal Documents shall consist of proposal requirements, proposed contract forms, General Conditions and Supplementary Conditions, Specifications and Drawings.

2.5.5.2     If requested by the Owner, the Architect shall arrange for procuring the reproduction of Proposal Documents for distribution to prospective contractors. The Owner shall pay directly for the cost of reproduction or shall reimburse the Architect for such expenses.

2.5.5.3     If requested by the Owner, the Architect shall organize and participate in selection interviews with prospective contractors.

2.5.5.4     The Architect shall consider requests for substitutions, if permitted by the Proposal Documents, and shall prepare and distribute addenda identifying approved substitutions to all prospective contractors.

2.5.5.5     If requested by the Owner, the Architect shall assist the Owner during negotiations with prospective contractors. The Architect shall subsequently prepare a summary report of the negotiation results, as directed by the Owner.

ARTICLE 2.6         CONTRACT ADMINISTRATION SERVICES

2.6.1        GENERAL ADMINISTRATION

2.6.1.1     The Architect shall provide administration of the Contract between the Owner and the Contractor as set forth below and in the ~~edition of AIA Document A201,~~ General Conditions, ~~of the Contract for Construction, current as of the date of this Agreement.~~

Modifications made to the General Conditions, when adopted as part of the Contract Documents, shall be enforceable under this Agreement only to the extent that they are consistent with this Agreement or approved in writing by the Architect and Owner.

2.6.1.2     The Architect’s responsibility to provide the Contract Administration Services under this Agreement commences with the award of the initial Contract for Construction and terminates at the issuance to the Owner of the final Certificate for Payment. However, the Architect shall be entitled to a Change in Services in accordance with Paragraph 2.8.2 when Contract Administration Services extend 60 days after the date of Substantial Completion of the Work.

2.6.1.3     The Architect shall be a representative of and shall advise and consult with the Owner during the provision of the Contract Administration Services. The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written amendment.

2.6.1.4     Duties, responsibilities and limitations of authority of the Architect under this Article 2.6 shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractor, which consent will not be unreasonably withheld.

2.6.1.5     The Architect shall review properly prepared, timely requests by the Contractor for additional information about the Contract Documents.  A properly prepared request for additional information about the Contract Documents shall be in a form prepared or approved by the Architect and shall include a detailed written statement that indicates the specific Drawings or Specifications in need of clarification and the nature of the clarification requested.

2.6.1.6     If deemed appropriate by the Architect, the Architect shall on the Owner’s behalf prepare, reproduce and distribute supplemental Drawings and Specifications in response to requests for information by the Contractor.

2.6.1.7     The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests shall be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

2.6.1.8     Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful performance by both Owner and Contractor, shall not show partiality to either, and shall not be liable for the results of interpretations or decisions so rendered in good faith.

2.6.1.9     The Architect shall render initial decisions on claims, disputes or other matters in question between the Owner and Contractor as provided in the Contract Documents. However, the ~~Architect’s~~ Owner’s decisions on matters relating to aesthetic effect shall be final, ~~if consistent with the intent expressed in the Contract Documents.~~

2.6.2        EVALUATIONS OF THE WORK

2.6.2.1     The Architect, as a representative of the Owner, shall visit the site at intervals appropriate to the stage of the Contractor’s operations, or as otherwise agreed by the Owner and the Architect in Article 2.8, (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents.

2.6.2.2     The Architect shall report to the Owner known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor.  However, the Architect shall not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect shall be responsible for the Architect’s negligent acts or omissions, but shall not have control over or charge of and shall not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons or entities performing portions of the Work.

2.6.2.3     The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.6.2.4     Except as otherwise provided in this Agreement or when direct communications have been specially authorized, the Owner shall endeavor to communicate with the Contractor through the Architect about matters arising out of or relating to the Contract Documents. Communications by and with the Architect’s consultants shall be through the Architect.

2.6.2.5     The Architect shall have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees or other persons or entities performing portions of the Work.

2.6.3        CERTIFICATION OF PAYMENTS TO CONTRACTOR

2.6.3.1     The Architect shall review and certify the amounts due the Contractor and shall issue Certificates for Payment in such amounts. The Architect’s certification for payment shall constitute a representation to the Owner, based on the Architect’s evaluation of the Work as provided in Paragraph 2.6.2 and on the data comprising the Contractor’s Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect’s knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject (1) to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, (2) to results of subsequent tests and inspections, (3) to correction of minor deviations from the Contract Documents prior to completion, and (4) to specific qualifications expressed by the Architect.

2.6.3.2     The issuance of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

2.6.3.3     The Architect shall maintain a record of the Contractor’s Applications for Payment.

2.6.4        SUBMITTALS

2.6.4.1     The Architect shall review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action shall be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

2.6.4.2     The Architect shall maintain a record of submittals and copies of submittals supplied by the Contractor in accordance with the requirements of the Contract Documents.

2.6.4.3     If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Architect shall specify appropriate performance and design criteria that such services must satisfy. Shop Drawings and other submittals related to the Work designed or certified by the design professional retained by the Contractor shall bear such professional’s written approval when submitted to the Architect. The Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

2.6.5        CHANGES IN THE WORK

2.6.5.1     The Architect shall prepare Change Orders and Construction Change Directives for the Owner’s approval and execution in accordance with the Contract Documents. The Architect, after obtaining the Owner’s approval, may authorize minor changes in the Work not involving an adjustment in Contract Sum or an extension of the Contract Time which are consistent with the intent of the Contract Documents. If necessary, the Architect shall prepare, reproduce and distribute Drawings and Specifications to describe Work to be added, deleted or modified, as provided in Paragraph 2.8.2.

2.6.5.2     The Architect shall review properly prepared, timely requests by the Owner or Contractor for changes in the Work, including adjustments to the Contract Sum or Contract Time. A properly prepared request for a change in the Work shall be accompanied by sufficient supporting data and information to permit the Architect to make a reasonable determination without extensive investigation or preparation of additional drawings or specifications. If the Architect determines that requested changes in the Work are not materially different from the requirements of the Contract Documents, the Architect may issue an order for a minor change in the Work or recommend to the Owner that the requested change be denied.

2.6.5.3     If the Architect determines that implementation of the requested changes would result in a material change to the Contract that may cause an adjustment in the Contract Time or Contract Sum, the Architect shall make a recommendation to the Owner, who may authorize further investigation of such change. Upon such authorization, and based upon information furnished by the Contractor, if any, the Architect shall estimate the additional cost and time that might result from such change, including any additional costs attributable to a Change in Services of the Architect. With the Owner’s approval, the Architect shall incorporate those estimates into a Change Order or other appropriate documentation for the Owner’s execution or negotiation with the Contractor.

2.6.5.4     The Architect shall maintain records relative to changes in the Work.

2.6.6        PROJECT COMPLETION

2.6.6.1     The Architect shall conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, shall receive from the Contractor and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contractor Documents and assembled by the Contractor, and shall issue a final Certificate for Payment based upon a final inspection indicating the Work complies with the requirements of the Contract Documents.

2.6.6.2     The Architect’s inspection shall be conducted with the Owner’s Designated Representative to check conformance of the Work with the requirements of the Contract Documents and to verify the accuracy and completeness of the list submitted by the Contractor of Work to be completed or corrected.

2.6.6.3     When the Work is found to be substantially complete, the Architect shall inform the Owner about the balance of the Contract Sum remaining to be paid the Contractor, including any amounts needed to pay for final completion or correction of the Work.

2.6.6.4     The Architect shall receive from the Contractor and forward to the Owner:  (1) consent of surety or sureties, if any, to reduction in or partial release of retainage or the making of final payment and (2) affidavits, receipts, releases and waivers of liens or bonds indemnifying the Owner against liens.

ARTICLE 2.7         FACILITY OPERATION SERVICES

2.7.1        The Architect shall meet with the Owner or the Owner’s Designated Representative promptly after Substantial Completion to review the need for facility operation services.

2.7.2        Upon request of the Owner, and prior to the expiration of one year from the date of Substantial Completion, the Architect shall conduct a meeting with the Owner and the Owner’s Designated Representative to review the facility operations and performance and to make appropriate recommendations to the Owner.

ARTICLE 2.8         SCHEDULE OF SERVICES

2.8.1        Design and Contract Administration Services beyond the following limits shall be provided by the Architect as a Change in Services in accordance with Paragraph 1.3.3:

.1                                       up to two (2) reviews of each Shop Drawing, Product Data item, sample and similar submittal of the Contractor.

.2                                       up to thirty two (32) visits to the site by the Architect (aggregate total number of visits by the Architect and all of the Architect’s consultants) over the duration of the Project during construction.

.3                                       up to four (4) inspections (aggregate total number of inspections by the Architect and all of the Architect’s consultants) for any portion of the Work to determine whether such portion of the Work is substantially complete in accordance with the requirements of the Contract Documents.

.4                                       up to four (4) inspections (aggregate total number of inspections by the Architect and all of the Architect’s consultants) for any portion of the Work to determine final completion.

The quantities of reviews, visits and inspections set forth in this paragraph 2.8.1 are the reasonable expectations of the parties, and the Architect will be entitled to be compensated as a Change in Service only if there is a material change, as agreed in good faith between the parties, in such numbers of reviews, visits or inspections.

2.8.2        The following Design and Contract Administration Services shall be provided by the Architect as a Change in Services in accordance with Paragraph 1.3.3:

.1                                       review of a Contractor’s submittal out of sequence from the submittal schedule agreed to by the Architect (other than out of sequence submittals, which may be requested by Architect or required for architect to conduct its duties under this Agreement);

.2                                       responses to the Contractor’s requests for information where such information is available to the Contractor from a careful study and comparison of the Contract Documents, field conditions, other Owner-provided information, Contractor-prepared coordination drawings, or prior Project correspondence or documentation;

.3                                       Change Orders and Construction Change Directives requiring evaluation of proposals, including the preparation or revision of Instruments of Service;

.4                                       providing consultation concerning replacement of Work resulting from fire or other cause during construction;

.5                                       evaluation of an extensive number of claims submitted by the Owner’s consultants, the Contractor or others in connection with the Work;

.6                                       evaluation of substitutions proposed by the Owner’s consultants or contractors and making subsequent revisions to Instruments of Service resulting therefrom;

.7                                       preparation of design and documentation for alternate bid or proposal requests proposed by the Owner; or

.8                                       Contract Administration Services provided 60 days after the date of Substantial Completion of the Work.

2.8.3        The Architect shall furnish or provide the following services only if specifically designated:

Services		Responsibility (Architect, Owner or Not Provided)	Location of Service Description
.1	Programming	Owner
.2	Land Survey Services	Owner
.3	Geotechnical Services	Owner
.4	Space Schematics/Flow Diagrams	Architect
.5	Existing Facilities Surveys	Architect
.6	Economic Feasibility Studies	N/A
.7	Site Analysis and Selection	N/A
.8	Environmental Studies and	Owner
Reports

.9	Owner-Supplied Data Coordination	Architect
.10	Schedule Development and Monitoring	Owner’s Construction Manager
.11	Civil Design	Architect
.12	Landscape Design	Architect
.13	Interior Design	Architect
.14	Special Bidding or Negotiation	N/A
.15	Value Analysis	Owner
.16	Detailed Cost Estimating	Owner’s Construction Manager
.17	Full Time On-Site Project Representation	Architect - if engaged as Change in Service
.18	Construction Management	Owner’s Construction Manager
.19	Start-up Assistance	N/A
.20	Record Drawings	Architect - if engaged as Change in Service
.21	Post-Contract Evaluation	N/A
.22	Tenant-Related Services	N/A
.23	Acoustical Consultant	Architect
.24	Food Service Consultant	Architect
.25	Technology Consultant - Infrastructure	N/A
.26	Technology Consultant - Equipment	N/A

Description of Services.

(Insert descriptions of the services designated.)

ARTICLE 2.9         MODIFICATIONS

2.9.1        Modifications to this Standard Form of Architect’s Services:  Design and Contract Administration, if any, are as follows:

ARTICLE 3.0         OTHER TERMS AND CONDITIONS

3.1           These Standard Terms and Conditions are attached to and part of the Agreement between Wheeling Island Gaming, Inc. (the Owner) and Jeter, Cook & Jepson Architects, Inc. (the Architect) dated 14 March 2002.  These Standard Terms and Conditions shall modify and supersede any and all provisions and terms of the Agreement only to the extent that any such provisions or terms are inconsistent.

3.2           The Architect’s services under this Agreement shall be performed in an orderly succession as described above.  The Architect shall submit statements monthly for time and expenses expended in the course of its work on the Project during the previous month.  The Architect reserves the right to stop all work and that of its consultants if any payment of fees and expenses is thirty (30) days past due, which is sixty (60) days after the date of invoice.

3.3           When the Architect completes the Design Services, the Architect shall not proceed with Contract Administration Services without written approval by the Owner and payment in full of all fees and expenses then due.

3.4           The Architect shall, at the written request of the Owner, engage consultants in addition to those listed above, and the services rendered by such consultants shall be considered a Change in Services and shall be paid for by the Owner as prescribed in Article 1.5.

3.5           The Owner and Architect acknowledge that the Construction Documents prepared by the Architect will generally describe the intended scope of work for the Project, and that the Contractor (engaged by the Owner to construct the Project) shall be required to provide only those services that are expressly required by the Contract Documents or are reasonably inferable from such documents as being necessary to produce the intended results.  Consequently, the need may arise during the course of construction to adjust the Contract for Construction to reflect the cost of items that are not consistent with or reasonably inferable from the Contract Documents.  In accordance with subparagraph 1.2.2.2 and paragraph 2.1.7, the Owner shall maintain a reasonable amount of contingency monies to pay for change orders to the Contract for Construction and other contingencies which impact the Project cost including, without limitation, such items as changes to the program or scope of the Project, items of additional value that are not included in or may not be reasonably inferable from the Contract Documents, and adjustments to allowance cost items carried in the Project budget or the Contractor’s bid amount.  If any required item or component of the Project is omitted from the Construction Documents, the Architect shall not be responsible for the cost of adding such item or component to the extent that such item or component would have been otherwise necessary to the Project or adds betterment or value to the Project.  In no event will the Architect be responsible for any cost or expense that provides betterment, upgrade or enhancement to the Project.

3.6           The following is added to subparagraph 1.2.3.6: “The Architect will use professional efforts to identify laws, rules, and regulations which apply to the Project, to interpret the same in a reasonable manner, to seek the advice of governmental officials and/or the Owner’s legal counsel when questions of interpretation and/or applicability arise, and to produce reports, plans, and or other documents which are consistent therewith.  Having done so in accordance with normal standards of good professional practice, the Architect will have met its obligations hereunder, and will not be responsible for contrary interpretations or determination by enforcement authorities or others.”

3.7           The Owner acknowledges and agrees, and the Architect warrants and represents, that the Architect maintains professional liability insurance in the amount of Five Million Dollars ($5,000,000.00) on a per project basis, and that the Architect’s liability for damages or loss of any kind and for any reason, including, without limitation, negligence and breach of contract, shall not exceed the greater of the Architect’s total compensation for the Project (excluding reimbursements), or Five Million Dollars ($5,000,000.00), and the Owner expressly and irrevocably waives its rights to seek damages from the Architect in excess of such amount.

3.8           It is intended by the parties to this Agreement that the Architect’s services in connection with the project shall not subject the Architect’s individual employees, officers, or directors to any personal legal exposure for the risks associated with this Project.  Therefore, and notwithstanding anything to the contrary contained herein, the Owner agrees that as the Owner’s sole and exclusive remedy, any claim, demand or suit shall be directed and/or asserted only against the Architect, a Connecticut corporation, and not against any of the Architect’s employees, officers or directors.

3.9           The Owner agrees to extend any and all liability limitations and indemnifications provided by the Owner to the Architect to those individuals and entities the Architect retains for performance of the services under this Agreement, including but not limited to the Architect’s officers and employees and their heirs and assigns, as well as the Architect’s consultants and their officers, employees, heirs and assigns.

3.10         All duties and obligations undertaken by the parties pursuant to this Agreement shall be for the sole and exclusive benefit of the Owner and the Architect, and no third party is intended, nor shall be deemed, an express or implied beneficiary of this Agreement.

3.11         No claim or action of any kind, regardless of form, may be brought against the Architect beyond the first to occur of (a) one year from the date that the Owner discovered or should have discovered the grounds for any such claim or action or (b) four years after the date of Substantial Completion of the Project.

3.12         Services to be provided under this Agreement shall include services rendered in connection with the building shell and all interior construction elements of a “built-in” nature.  Any and all services relating to furnishings, fixtures and loose equipment (FF&E) provided by the Architect shall be considered as a Change in Services and shall be paid for by the Owner as prescribed in Article 1.5.

3.13         The following is added to the end of paragraph 2.8.1: “The limits set forth above in subparagraphs 2.8.1.1 through 2.8.1.4 represent the aggregate totals in each category to be provided by the Architect and the Architect’s consultants.”

3.14         If the Architect or any of the Architect’s consultants are requested to perform services, that otherwise would not be required by the terms of this Agreement, then the Architect, if it shall elect to provide such services, shall, upon prior authorization from the Owner, proceed to provide such services.  Such services shall be considered a Change in Services and shall be paid for by the Owner as prescribed in Article 1.5.

3.15         The Architect agrees, to the fullest extent permitted by law, to indemnify and hold the Owner harmless from any damage, liability or cost (including reasonable attorneys’ fees and costs of defense) to the extent caused by the Architect’s negligent acts, errors or omissions in the performance of professional services under this Agreement and those of the Architect’s consultants or anyone for whom the Architect is legally liable and arising from the Project that is the subject of this Agreement.  The Owner agrees, to the fullest extent permitted by law, to indemnify and hold the Architect harmless from any damage, liability, or cost (including reasonable attorneys’ fees and costs of defense) to the extent caused by the Owner’s negligent acts, errors or omissions and those for whom the Owner is legally liable, and arising from the Project that is the subject of this Agreement.  The Architect is not obligated to indemnify the Owner in any manner whatsoever for the

Owner’s own negligence, nor is the Owner obligated to indemnify the Architect in any manner whatsoever for the Architect’s own negligence.

3.16         (Not used)

3.17         Other than actions or damages arising from the gross negligence or willfull misconduct of Architect, in no event shall the Architect, nor any of its consultants, agents or employees be liable to the Owner or to anyone claming through the Owner for any punitive, consequential or exemplary damages arising out of or in connection with the performance of Architect’s services under this Agreement, even if one or both of the parties have been advised that such damages may occur.

3.18         The Owner agrees that the Architect will include the following clause in the construction documents: “The Architect’s comments made on the shop drawings, samples and/or other submittal data (hereinafter referred to as shop drawings) during reviews do not relieve the Contractor from compliance with requirements of the drawings and specifications and other Contract Documents.  Comments made which are construed by the Contractor as altering the contract sum must be reported to the Architect and Owner immediately. No work action may be taken until resolution and written consent of Owner.  Any work not shown on shop drawings which is shown in the Contract Documents remains part of the project requirements.  Comments made by the Architect upon the shop drawings do not constitute authorship on the part of the Architect.  The Architect is not responsible for completeness of the shop drawings nor as such shall the shop drawings supersede the requirements of the Contract Documents. The Architect’s review is for determining general design conformance with the information given in the Contract Documents. The Contractor is responsible for: determining quantities; confirming and correlating dimensions; selecting fabrication processes and techniques of construction; coordination of all of the work; overseeing safety; and executing the work in a satisfactory manner.

3.19         The Owner agrees that the Architect will include a requirement in the Construction Documents that the Contractor will review any requests for information (RFIs) submitted by subcontractors prior to submission to the Architect to ensure such RFIs are not already clearly and unambiguously answered in the Contract Documents. It will also be required in the construction documents that the Architect shall be paid be the Contractor for the Architect’s time and expenses in reviewing RFIs which are already clearly answered or inferable from the Contract Documents in accordance with the Architect’s standard rates. The mechanism for such payments by the Contractor to the Architect will be through the Owner. In the event of a disagreement over such compensation, the judgment of the Owner’s representative shall prevail.

3.20         The Owner may elect to engage the services of third party to act as “Owner Representative” or “Clerk of the Works” during the Construction of the Project. In that event, such engagement shall not replace or otherwise usurp the Owner entity designated in subparagraph 1.1.3.1 and the Owner and the Architect agree that appropriate protocol for communication shall be established so as to avoid conflict with subparagraph 2.6.2.4 of this Agreement or any provision of the Contract Documents.

3.21         Engineering services as described elsewhere in this Agreement as being the responsibility of the Architect shall be included as Basic Services. The Architect shall provide such Engineering services, which the Architect agrees shall be performed by a Registered Engineer licensed to practice in the State of West Virginia.  Such Engineering services shall be consistent with the scope described in Articles 2.1 through 2.9 of this Agreement.

3.22         With respect to products, materials or processes containing hazardous materials such as (without limitation) asbestos, asbestos products, polychlorinated biphenyl (PCB), or other toxic substances, the Owner hereby agrees that no claim or other action may be brought against the Architect, its principals, employees, agents or consultants if such claim or action is based on, relates to, or otherwise arises out of the Architect’s performance of or failure to perform services in connection with the investigation, detection, abatement, replacement or removal of such hazardous materials or processes unless it arises out of the gross negligence, intentional tort, or willful misconduct of Architect.  The Owner further agrees to indemnify and to hold the Architect and its principals, employees, agents and consultants harmless from and against any and all manner of actions, suits, claims, liabilities, obligations, losses, damages, costs, and expenses (including attorney’s fees) to which the Architect may be subject as a result of, in connection with or arising out of any such claim or action brought by any third party.

3.23         The Owner understands and agrees that products or building materials which are permissible under current building codes, practices and ordinances may, at some future date, be banned or limited in use in the construction industry because of presently unknown hazardous or defective characteristics.  The Architect shall use professional efforts, during the term of this Agreement, to inform the Owner of any product or material specified for this project which the Architect becomes aware is a known or suspected health or safety hazard, or is otherwise defective (“Potentially Hazardous Products”).  The Owner agrees that if the Owner directs the Architect to specify any product or material, after the Architect has informed the Owner that such product or material may not be suitable or may embody characteristics that are suspected of causing or may cause the product or material to be considered a hazardous or defective substance in the future, the Owner waives all claims as a result thereof against the Architect.  The Owner further agrees that if any product or material specified for this Project by the Architect shall, at any future date, after Architect has used its professional efforts to identify such Potentially Hazardous Products, be suspected or discovered to be a health or safety hazard, or otherwise defective, then the Owner shall waive all claims as a result thereof against the Architect.  In addition, the Owner agrees, to the fullest extent permitted by law, to indemnify and hold the Architect harmless from any damage, liability or cost (including reasonable attorney’s fees and defense costs) arising in any way from the specification or use of any products or materials which, at any future date, after Architect has used its professional efforts to identify such Potentially Hazardous Products, become known or suspected health or safety hazards, or defective, whether unknown to the Architect during the term of this Agreement or of which the Architect has warned the Owner, excepting only those damages, liabilities or cost attributable to the gross negligence, intentional tort or willful misconduct of the Architect.

3.24         Notwithstanding anything to the contrary in paragraphs 1.3.4 or 1.3.5, any mediation or arbitration proceeding arising out of or relating to this Agreement shall be held at a site manually agreeable to the parties to this Agreement, and failing such Agreement, at a site chosen by the Mediator or

Arbitrator, as the case may be.

3.25         Notwithstanding anything to the contrary in paragraph 1.2.2 if the Owner is either a general or limited partnership, all of the Owner’s general partners shall be deemed a party to this Agreement, and any or all of such general partners may be named parties to any mediation or arbitration held pursuant to this Agreement.

3.26         Upon the Architect’s request, the Owner shall provide proof of its authorization to enter into this Agreement and proof of the authority of the undersigned to execute this Agreement on behalf of the Owner, all in a form satisfactory to the Architect.  Upon the Owner’s request, the Architect shall provide proof of its authorization to enter into this Agreement and proof of the authority of the undersigned to execute this Agreement on behalf of the Architect, all in a form satisfactory to the Owner.

3.27         Services provided by the Architect under this Agreement will be performed in a manner consistent with that degree of care and skill ordinarily exercised by members of the same profession currently practicing under similar circumstances.

3.28         The Architect is not responsible for delays caused by factors beyond the Architect’s reasonable control, including but not limited to delays because of strikes, lockouts, work slowdowns or stoppages, accidents, acts of God, failure of any governmental or other regulatory authority to act in a timely manner, failure of the Owner to furnish timely information or approve or disapprove of the Architect’s services or work product promptly, or delays caused by faulty performance by the Owner or by contractors of any level. When such delays beyond the Architect’s reasonable control occur, the Owner agrees the Architect is not responsible for damages other than those attributable to the gross negligence, intentional tort, or willful misconduct of Architect, nor shall the Architect be deemed to be in default of this Agreement.

3.29         In consideration of the benefits to the Owner of employing the fast track process (in which some of the Architect’s design services overlap the construction work and are out of sequence with the traditional project delivery method), and in recognition of the inherent risks of fast tracking to the Architect, the Owner agrees to compensate the Architect for all Changes in Services required to modify, correct, or adjust the Construction Documents and coordinate them in order to meet the Owner’s program requirements resulting from the Owner’s to construct decision, the Project in a fast track manner.

3.30         Neither the professional activities of the Architect, nor the presence of the Architect or the Architect’s employees and consultants at a construction site, shall relieve the General Contractor or Construction Manager and any other entity of their obligations, duties and responsibilities including, but not limited to construction means, methods, sequence, techniques or coordinating all portions of the Work of construction in accordance with the contract documents and any health or safety precautions required by any regulatory agencies. The Architect and the Architect’s personnel have no authority to exercise any control over any construction contractor or other entity or their employees in connection with their work or any health or safety precautions. The Owner agrees that the General Contractor or Construction Manager is solely responsible for jobsite safety, and warrants that this intent shall be made evident in the Owner’s agreement with the General Contractor, or Construction Manager.  The Owner also agrees that the Owner, the Architect and the Architect’s consultants shall be made additional insureds under the General Contractor’s or Construction Manager’s general liability insurance policy.

3.31         The Architect shall assist the Owner in applying for those permits and approvals typically required by law for projects similar to the one for which the Architect’s services are being engaged.  This assistance consists of completing and submitting forms as to the results of certain work included in the scope of services.  This assistance does not include, however, special studies, special research, attendance at meetings with public authorities for more than the $12,000.00 allowance stipulated in the attached exhibit entitled: “Wheeling Downs Racetrack & Gaming Center, Phase II A/E Design Cost Schedule” dated 6 March 2002, special testing or special documentation not normally required for this type of project.  The Architect will provide such special services as a Change in Service to be authorized by the Owner.

3.32         (Not used)

3.33         (Not used)

3.34         (Not used)

3.35         In the event the Owner consents to, allows, authorizes or approves of changes to any plans, specifications or other construction documents, and these changes are not approved in writing by the Architect, the Owner recognizes that such changes and the results thereof are not the responsibility of the Architect.  Therefore, the Owner agrees to release the Architect from any liability arising from the construction, use or result of such changes. In addition, the Owner agrees to the fullest extent permitted by law, to indemnify and hold the Architect harmless from any damage, liability or cost (including reasonable attorney’s fees and costs of defense) arising from such changes, except only those damages, liabilities and costs arising from the gross negligence, intentional tort or willful misconduct of the Architect.

3.36         If the Owner retains the services of a Value Engineer (VE) to review the Construction Documents prepared for this project by the Architect, it shall be at the Owner’s sole expense and shall be performed in a timely manner so as not to delay the orderly progress of the Architect’s services. All recommendations of the VE shall be given to the Architect for review, and adequate time will be provided for the Architect to respond to these recommendations. The architect shall be compensated as a Change in Service, as provided for herein, for all time spent to review the recommendations of the VE and to incorporate those accepted by both the Owner and the Architect.  If the Architect objects to any recommendations made by the VE, the Architect shall so state in writing to the Owner, along with the Architect’s reasons for its objection.  If the Owner insists on incorporating in the Construction Documents any changes to which the Architect has objected in writing, the Owner agrees to the fullest extent permitted by law, to indemnify and hold the Architect harmless from any damage, liability or cost (including reasonable attorneys’ fees and costs of defense) which arise in connection with or as a result of the incorporation of such design changes insisted upon by the Owner.

3.37         In accepting and utilizing any drawings or other data on any form of electronic media generated and provided by the Architect, the Owner covenants and agrees that all such drawings and data are instruments of service of the Architect, who shall be deemed the author of the drawings and data, and shall retain all common law, statutory law and other rights, including copyrights.  The electronic files submitted by the Architect to the Owner are submitted for an acceptance period of seven (7) days.  Any defects the Owner discovers during this period will be reported to the Architect and will be corrected as part of the Architect’s Basic Scope of Services.  Correction of defects detected and reported after the acceptance period will be compensated for as Additional Services.

The Owner further agrees not to use these drawings and data, in whole or in part, for any purpose or project other than the Project which it is the subject of this Agreement, except as permitted under Section 1.3.2.5 hereof.  The Owner agrees to waive all claims against the Architect resulting in any way from any unauthorized changes or reuse of the drawings and data for this Project or any other project by anyone other than the Architect.

In addition, the Owner agrees, to the fullest extent permitted by law, to indemnify and hold the Architect harmless from any damage, liability or cost, including reasonable attorney’s fees and costs of defense, arising from any changes made by anyone other than the Architect or from any reuse of the drawings and data without the prior written consent of the Architect.

Under no circumstances shall transfer of the drawings and other instruments of service on electronic media for use by the Owner be deemed a sale by the Architect, and the Architect makes no warrants, either express or implied of merchantability and fitness for any particular purpose.

Notwithstanding anything in this Agreement to the contrary, Owner may request and Architect shall provide, the Instruments of Service in electronic media form (AutoCAD 2000), and unless otherwise agreed upon in writing between Owner and Architect, any Instruments of Service in electronic media form shall be subject to paragraph 1.3.2.5 et seq. of this Agreement.

3.38         The Americans with Disabilities Act (ADA) provides that it is a violation of the ADA to design and construct a facility for first occupancy later than January 26, 1993, that does not meet the accessibility and usability requirements.  The Owner acknowledges that the requirements of the ADA will be the subject to various and possibly contradictory interpretations.

ADA also requires the removal of architectural barriers in existing facilities where such removal is readily achievable.  The Owner acknowledges that the definition of “readily achievable” contained in the ADA is flexible and subject to interpretation on a case-by-case basis.

Further, ADA provides that alterations to a facility must be made in such a manner that, to the maximum extent feasible, the altered portions of the facility are readily accessible to and by individuals with disabilities.  The Owner acknowledges that the requirements of the ADA will be subject to various and possibly contradictory interpretations.

The Architect, therefore, will use reasonable professional efforts to interpret applicable ADA requirements and other federal, state and local laws, rules, codes, ordinances and regulations as they apply to the project.  The Architect, however, cannot and does not warrant or guarantee that the Owner’s project will comply with interpretations of the ADA requirements and/or the requirements of other federal, state and local laws, rules, codes, ordinances and regulations as they apply to the Project.

It is recognized that the Owner faces certain obligations under the Americans with Disabilities Act (ADA) that could affect the design of this Project.  It is further recognized that the ADA is federal civil rights legislation that is not part of, or known to be compatible with, state or local law, codes, and regulations governing construction.  Consequently, the Architect will be unable to make recommendations or professional determinations that will ensure compliance with the ADA or guarantee that all design decisions will conform to the ADA standard of “reasonable accommodation.”  The Architect strongly advises the Owner to obtain appropriate legal counsel with respect to compliance with the ADA.

The Architect will endeavor to design for accessibility by the disabled in conformance with any applicable provisions in or references by applicable state or local building codes.  The Architect further agrees to include in the design such provisions for the disabled as the Owner may request in response to the ADA, provided such requests are timely made, technically achievable, and in conformance with all other pertinent codes and regulations.

3.39         (Not used)

3.40         If the Architect for any reason does not complete all the services contemplated by this Agreement, the Architect shall not be responsible for the accuracy, completeness or workability of the Contract Documents prepared by the Architect changed or completed by the Owner or by another party.  Accordingly, the Owner agrees, to the fullest extent permitted by law, to indemnify and hold the Architect harmless from any claim, liability or cost (including reasonable attorneys' fees and defense costs) for injury or loss arising or allegedly arising from such completion or any unauthorized changes made by any party to any contract documents prepared by the Architect.

3.41         Both parties acknowledge and agree that this Agreement has been freely negotiated by both parties, and that, in any dispute over the meaning, interpretation, validity or enforceability of this Agreement or any of its terms or conditions, there shall be no presumption whatsoever against either party by virtue of that party having drafted this Agreement or any portion thereof.

By its execution, this Standard Form of Architect’s Services:  Design and Contract Administration and modifications hereto are incorporated into the Standard Form of Agreement Between the Owner and Architect, AIA Document B141-1997, that was entered into by the parties as of the date: 14 March 2002.

/s/ Terry C. Burton	/s/ Peter N. Stevens
OWNER (Signature)	ARCHITECT (Signature)
Terry C. Burton, Asst. General Counsel Wheeling Island Gaming, Inc.	Peter N. Stevens President
(Printed name and title)	(Printed name and title)

ATTACHMENT I                                        1997 Edition - Electronic Format

AIA Document A201 - 1997

General Conditions of the Contract for Construction

TABLE OF ARTICLES

1.             GENERAL PROVISIONS

2.             OWNER

3.             CONTRACTOR

4.             ADMINISTRATION OF THE CONTRACT

5.             SUBCONTRACTORS

6.             CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7.             CHANGES IN THE WORK

8.             TIME

9.             PAYMENTS AND COMPLETION

10.           PROTECTION OF PERSONS AND PROPERTY

11.           INSURANCE AND BONDS

12.           UNCOVERING AND CORRECTION OF WORK

13.           MISCELLANEOUS PROVISIONS

14.           TERMINATION OR SUSPENSION OF THE CONTRACT

INDEX

Acceptance of Nonconforming Work 9.6.6, 9.9.3, 12.3	9.5.1, 10.2.5, 13.4.2, 13.7, 14.1
Acceptance of Work 9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3	Addenda 1.1.1, 3.11
Access to Work 3.16, 6.2.1, 12.1	Additional Costs, Claims for 4.3.4, 4.3.5, 4.3.6, 6.1.1, 10.3
Accident Prevention 4.2.3, 10	Additional Inspections and Testing 9.8.3, 12.2.1, 13.5
Acts and Omissions 3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1,	Additional Time, Claims for 4.3.4, 4.3.7, 8.3.2
ADMINISTRATION OF THE CONTRACT 3.1.3, 4, 9.4, 9.5

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES.  CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.  AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document has been approved and endorsed by The Associated General Contractors of America.

[LOGO]

© 1997 AIA® AIA DOCUMENT A201 - 1997 GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

The American Institute of Architects 1735 New York Avenue, N.W. Washington, D.C. 20006-5292

©  Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987, 1997 by The American Institute of Architects.  Fifteenth Edition.  Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violate to legal prosecution.  WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution.  This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below.  User Document: wheeling-generalconditions-final-06192002-with-font-corrected.aia — 6/19/2002.  AIA License Number 1006422, which expires on 1/15/2003.

Advertisement or Invitation to Bid

1.1.1

Aesthetic Effect

4.2.13, 4.5.1

Allowances

3.8

All-risk Insurance

11.4.1.1

Applications for Payment

4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5,

9.10, 11.1.3, 14.2.4, 14.4.3

Approvals

2.4, 3.1.3, 3.5, 3.10.2, 3.12, 4.2.7, 9.3.2, 13.4.2,

13.5

Arbitration

4.3.3, 4.4, 4.5.1, 4.5.2, 4.6, 8.3.1, 9.7.1, 11.4.9, 11.4.10

Architect

4.1

Architect, Definition of

4.1.1

Architect, Extent of Authority

2.4, 3.12.7, 4.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6,

7.4, 9.2, 9.3.1, 9.4, 9.5, 9.8.3, 9.10.1, 9.10.3, 12.1,

12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4

Architect, Limitations of Authority and

Responsibility

2.1.1, 3.3.3, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1,

4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13,
4.4, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6

Architect’s Additional Services and Expenses

2.4, 11.4.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4

Architect’s Administration of the Contract

3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5

Architect’s Approvals

2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7

Architect’s Authority to Reject Work

3.5.1, 4.2.6, 12.1.2, 12.2.1

Architect’s Copyright

1.6

Architect’s Decisions

4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1,

4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2,

9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4

Architect’s Inspections

4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5

Architect’s Instructions

3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2

Architect’s Interpretations

4.2.11, 4.2.12, 4.3.6

Architect’s Project Representative

4.2.10

Architect’s Relationship with Contractor

1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.3, 3.4.2,

3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3,
4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2,

9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3,

11.4.7, 12, 13.4.2, 13.5

Architect’s Relationship with Subcontractors

1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.4.7

Architect’s Representations

9.4.2, 9.5.1, 9.10.1

Architect’s Site Visits

4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2,

9.10.1, 13.5

Asbestos

10.3.1

Attorneys’ Fees

3.18.1, 9.10.2, 10.3.3

Award of Separate Contracts

6.1.1, 6.1.2

Award of Subcontracts and Other Contracts for

Portions of the Work

5.2

Basic Definitions

1.1

Bidding Requirements

1.1.1, 1.1.7, 5.2.1, 11.5.1

Boiler and Machinery Insurance

11.4.2

Bonds, Lien

9.10.2

Bonds, Performance, and Payment

7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5

Building Permit

3.7.1

Capitalization

1.3

Certificate of Substantial Completion

9.8.3, 9.8.4, 9.8.5

Certificates for Payment

4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1,

9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4

Certificates of Inspection, Testing or Approval

13.5.4

Certificates of Insurance

9.10.2, 11.1.3

Change Orders

1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8,

4.3.4, 4.3.9, 5.2.3, 7.1, 7.2, 7.3, 8.3.1, 9.3.1.1,

9.10.3, 11.4.1.2, 11.4.4, 11.4.9, 12.1.2

Change Orders, Definition of

7.2.1

CHANGES IN THE WORK

3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 11.4.9

Claim, Definition of

4.3.1

Claims and Disputes

3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3,

9.10.4, 10.3.3

Claims and Timely Assertion of Claims

4.6.5

Claims for Additional Cost

3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2

Claims for Additional Time

3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2

Claims for Concealed or Unknown Conditions

4.3.4

Claims for Damages

3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3,
11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4

Claims Subject to Arbitration

4.4.1, 4.5.1, 4.6.1

Cleaning Up

3.15, 6.3

Commencement of Statutory Limitation Period

13.7

Commencement of the Work, Conditions

Relating to

2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.4.1, 11.4.6, 11.5.1

Commencement of the Work, Definition of

8.1.2

Communications Facilitating Contract

Administration

3.9.1, 4.2.4

Completion, Conditions Relating to

1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8,
9.9.1, 9.10, 12.2, 13.7, 14.1.2

COMPLETION, PAYMENTS AND

9

Completion, Substantial

4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8,
9.9.1, 9.10.3, 9.10.4.2, 12.2, 13.7

Compliance with Laws

1.6.1, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8,

4.6.4, 4.6.6, 9.6.4, 10.2.2, 11.1, 11.4, 13.1, 13.4,

13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3

Concealed or Unknown Conditions

4.3.4, 8.3.1, 10.3

Conditions of the Contract

1.1.1, 1.1.7, 6.1.1, 6.1.4

Consent, Written

1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2,

9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2

CONSTRUCTION BY OWNER OR BY

SEPARATE CONTRACTORS

1.1.4, 6

Construction Change Directive, Definition of

7.3.1

Construction Change Directives

1.1.1, 3.12.8, 4.2.8, 4.3.9, 7.1, 7.3, 9.3.1.1

Construction Schedules, Contractor’s

1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3

Contingent Assignment of Subcontracts

5.4, 14.2.2.2

Continuing Contract Performance

4.3.3

Contract, Definition of

1.1.2

CONTRACT, TERMINATION OR

SUSPENSION OF THE

5.4.1.11, 11.4.9, 14

Contract Administration

3.1.3, 4, 9.4, 9.5

Contract Award and Execution, Conditions

Relating to

3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1

Contract Documents, The

1.1, 1.2

Contract Documents, Copies Furnished and Use

of

1.6, 2.2.5, 5.3

Contract Documents, Definition of

1.1.1

Contract Sum

3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1,

9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.4.1, 14.2.4,

14.3.2

Contract Sum, Definition of

9.1

Contract Time

4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1.1,

8.2, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 14.3.2

Contract Time, Definition of

8.1.1

CONTRACTOR

3

Contractor, Definition of

3.1, 6.1.2

Contractor’s Construction Schedules

1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3

Contractor’s Employees

3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2,

10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1

Contractor’s Liability Insurance

11.1

Contractor’s Relationship with Separate

Contractors and Owner’s Forces

3.12.5, 3.14.2, 4.2.4, 6.11.4.7, 12.1.2, 12.2.4

Contractor’s Relationship with Subcontractors

1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2,
11.4.1.2, 11.4.7, 11.4.8

Contractor’s Relationship with the Architect

1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2,

3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3,
4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2,
9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3,

11.4.7, 12, 13.4.2, 13.5

Contractor’s Representations

1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2

Contractor’s Responsibility for Those

Performing the Work

3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1,

10

Contractor’s Review of Contract Documents

1.5.2, 3.2, 3.7.3

Contractor’s Right to Stop the Work

9.7

Contractor’s Right to Terminate the Contract

4.3.10, 14.1

Contractor’s Submittals

3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3,

9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.5.2

Contractor’s Superintendent

3.9, 10.2.6

Contractor’s Supervision and Construction

Procedures

1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3,

6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14

Contractual Liability Insurance

11.1.1.8, 11.2, 11.3

Coordination and Correlation

1.2, 1.5.2, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1

Copies Furnished of Drawings and

Specifications

1.6, 2.2.5, 3.11

Copyrights

1.6, 3.17

Correction of Work

2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1,

12.1.2, 12.2, 13.7.1.3

Correlation and Intent of the Contract

Documents

1.2

Cost, Definition of

7.3.6

Costs

2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1,

6.2.3, 7.3.3.3, 7.3.6, 7.3.7, 7.3.8, 9.10.2, 10.3.2,

10.5, 11.3, 11.4, 12.1, 12.2.1, 12.2.4, 13.5.14

Cutting and Patching

6.2.5, 3.14

Damage to Construction of Owner or Separate

Contractors

3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1,

11.4, 12.2.4

Damage to the Work

3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4

Damage, Claims for

3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3,

11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4

Damages for Delay

6.1.1, 8.3.3, 9.5, 1.6, 9.7, 10.3.2

Date of Commencement of the Work,

Definition of

8.1.2

Date of Substantial Completion, Definition of

8.1.3

Day, Definition of

8.1.4

Decision of the Architect

4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1,

4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2,

9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4

Decisions to Withhold Certification

9.4.1, 9.5, 9.7, 14.1.1.3

Defective or Nonconforming Work, Acceptance,

Rejection and Correction of

2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6,

9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3

Defective Work, Definition of

3.5.1

Definitions

1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1,

4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1

Delays and Extensions of Time

3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1,

7.4.1, 7.5.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2

Disputes

4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8

Documents and Samples at the Site

3.11

Drawings, Definition of

1.1.5

Drawings and Specifications, Use and

Ownership of

1.1.1, 1.3, 2.2.5, 3.11, 5.3

Effective Date of Insurance

8.2.2, 11.1.2

Emergencies

4.3.5, 10.6, 14.1.1.2

Employees, Contractor’s

3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2,

10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1

Equipment, Labor, Materials and

1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1,

4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3,

9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2

Execution and Progress of the Work

1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3, 3.4, 3.5, 3.7,

3.10, 3.12, 3.14, 4.2.2, 4.2.3, 4.3.3, 6.2.2, 7.1.3,

7.3.4, 8.2, 9.5, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3

Extensions of Time

3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3,

7.4.1, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2

Failure of Payment

4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6

Faulty Work

(See Defective or Nonconforming Work)

Final Completion and Final Payment

4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1

11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3

Financial Arrangements, Owner’s

2.2.1, 13.2.2, 14.1.1.5

Fire and Extended Coverage Insurance

11.4

GENERAL PROVISIONS

1

Governing Law

13.1

Guarantees (See Warranty)

Hazardous Materials

10.2.4, 10.3, 10.5

Identification of Contract Documents

1.5.1

Identification of Subcontractors and Suppliers

5.2.1

Indemnification

3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7

Information and Services Required of the Owner

2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3,

6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3,

10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4

Injury or Damage to Person or Property

4.3.8, 10.2, 10.6

Inspections

3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.2,

9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5

Instructions to Bidders

1.1.1

Instructions to the Contractor

3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7, 12, 8.2.2, 13.5.2

Insurance

3.18.1, 6.1.1, 7.3.6, 8.2.1, 9.3.2, 9.8.4, 9.9.1,

9.10.2, 9.10.5, 11

Insurance, Boiler and Machinery

11.4.2

Insurance, Contractor’s Liability

11.1

Insurance, Effective Date of

8.2.2, 11.1.2

Insurance, Loss of Use

11.4.3

Insurance, Owner’s Liability

11.2

Insurance, Project Management Protective

Liability

11.3

Insurance, Property

10.2.5, 11.4

Insurance, Stored Materials

9.3.2, 11.4.1.4

INSURANCE AND BONDS

11

Insurance Companies, Consent to Partial

Occupancy

9.9.1, 11.4.1.5

Insurance Companies, Settlement with

11.4.10

Intent of the Contract Documents

1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4

Interest

13.6

Interpretation

1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4

Interpretations, Written

4.2.11, 4.2.12, 4.3.6

Joinder and Consolidation of Claims Required

4.6.4

Judgment on Final Award

4.6.6

Labor and Materials, Equipment

1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13,

3.15.1, 42.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3,

9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2

Labor Disputes

8.3.1

Laws and Regulations

1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6,

9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1,

13.5.2, 13.6, 14

Liens

2.1.2, 4.4.8, 8.2.2, 9.3.3, 9.10

Limitation on Consolidation or Joinder

4.6.4

Limitations, Statutes of

4.6.3, 12.2.6, 13.7

Limitations of Liability

2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.17, 3.18,
4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7,
9.10.4, 10.3.3, 10.2.5, 11.1.2, 11.2.1, 11.4.7, 12.2.5,
13.4.2

Limitations of Time

2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1,
4.2.7, 4.3.4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3,
7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8,
9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5,
13.7, 14

Loss of Use Insurance

11.4.3

Material Suppliers

1.6, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6,

9.10.5

Materials Hazardous

10.2.4, 10.3, 10.5

Materials, Labor, Equipment and

1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13,

3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3,
9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2

Means, Methods, Techniques, Sequences and Procedures of Construction

3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2

Mechanic’s Lien

4.4.8

Mediation

4.4.1, 4.4.5, 4.4.6, 4.4.8, 4.5, 4.6.1, 4.6.2, 8.3.1,
10.5

Minor Changes in the Work

1.1.1, 3.12.8, 4.2.8, 4.3.6, 7.1, 7.4

MISCELLANEOUS PROVISIONS

13

Modifications, Definition of

1.1.1

Modifications to the Contract

1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7,
10.3.2, 11.4.1

Mutual Responsibility

6.2

Nonconforming Work, Acceptance of

9.6.6, 9.9.3, 12.3

Nonconforming Work, Rejection and

Correction of

2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.8.2, 9.9.3,

9.10.4, 12.2.1, 13.7.1.3

Notice

2.2.1, 2.3, 2.4, 3.2.3, 3.3.1, 3.7.2, 3.7.4, 3.12.9, 4.3,
4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 11.1.3,
11.4.6, 12.2.2, 12.2.4, 13.3, 13.5.1, 13.5.2, 14.1, 14.2

Notice, Written

2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8,

4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3,

11.4.6, 12.2.2, 12.2.4, 13.3, 14

Notice of Testing and Inspections

13.5.1, 13.5.2

Notice to Proceed

8.2.2

Notices, Permits, Fees and

2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2

Observations, Contractor’s

1.5.2, 3.2, 3.7.3, 4.3.4

Occupancy

2.2.2, 9.6.6, 9.8, 11.4.1.5

Orders, Written

1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2,

13.5.2, 14.3.1

OWNER

2

Owner, Definition of

2.1

Owner, Information and Services Required of

the

2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3,
6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3,
11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4

Owner’s Authority

1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2,
4.1.2, 4.1.3, 4.2.4, 4.2.9, 4.3.6, 4.4.7, 5.2.1, 5.2.4,
5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2,
9.5.1, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.1, 11.4.3,
11.4.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4

Owner’s Financial Capability

2.2.1, 13.2.2, 14.1.1.5

Owner’s Liability Insurance

11.2

Owner’s Loss of Use Insurance

11.4.3

Owner’s Relationship with Subcontractors

1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2

Owner’s Right to Carry Out the Work

2.4, 12.2.4, 14.2.2.2

Owner’s Right to Clean Up

6.3

Owner’s Right to Perform Construction and to

Award Separate Contracts

6.1

Owner’s Right to Stop the Work

2.3

Owner’s Right to Suspend the Work

14.3

Owner’s Right to Terminate the Contract

14.2

Ownership and Use of Drawings, Specifications and Other Instruments of Service

1.1.1, 1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3

Partial Occupancy or Use

9.6.6, 9.9, 11.4.1.5

Patching, Cutting and

3.14, 6.2.5

Patents

3.17

Payment, Applications for

4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1,

9.8.5, 9.10.1, 9.10.3, 9.10.5, 11.1.3, 14.2.4, 14.4.3

Payment, Certificates for

4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1,

9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4

Payment, Failure of

4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6

Payment, Final

4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1,
11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3

Payment Bond, Performance Bond and

7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5

Payment, Progress

4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3

PAYMENTS AND COMPLETION

9

Payments to Subcontractors

5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8,

14.2.1.2

PCB

10.3.1

Performance Bond and Payment Bond

7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5

Permits, Fees and Notices

2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2

PERSONS AND PROPERTY, PROTECTION

OF

10

Polychlorinated Biphenyl

10.3.1

Product Data, Definition of

3.12.2

Product Data and Samples, Shop Drawings

3.11, 3.12, 4.2.7

Progress and Completion

4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4

Progress Payments

4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3

Project, Definition of the

1.1.4

Project Management Protective Liability

Insurance

11.3

Project Manual, Definition of the

1.1.7

Project Manuals

2.2.5

Project Representatives

4.2.10

Property Insurance

10.2.5, 11.4

PROTECTION OF PERSONS AND

PROPERTY

10

Regulations and Laws

1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6,

9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1,

13.5.2, 13.6, 14

Rejection of Work

3.5.1, 4.2.6, 12.2.1

Releases and Waivers of Liens

9.10.2

Representations

1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1,
9.8.2, 9.10.1

Representatives

2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2,

13.2.1

Resolution of Claims and Disputes

4.4, 4.5, 4.6

Responsibility for Those Performing the Work

3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1,
10

Retainage

9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3

Review of Contract Documents and Field

Conditions by Contractor

1.5.2, 3.2, 3.7.3, 3.12.7, 6.1.3

Review of Contractor’s Submittals by Owner and Architect

3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2

Review of Shop Drawings, Product Data and

Samples by Contractor

3.12

Rights and Remedies

1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4.5, 4.6,
5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3,
12.2.2, 12.2.4, 13.4, 14

Royalties, Patents and Copyrights

3.17

Rules and Notices for Arbitration

4.6.2

Safety of Persons and Property

10.2, 10.6

Safety Precautions and Programs

3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6

Samples, Definition of

3.12.3

Samples, Shop Drawings, Product Data and

3.11, 3.12, 4.2.7

Samples at the Site, Documents and

3.11

Schedule of Values

9.2, 9.3.1

Schedules, Construction

1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3

Separate Contracts and Contractors

1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1,

11.4.7, 12.1.2, 12.2.5

Shop Drawings, Definition of

3.12.1

Shop Drawings, Product Data and Samples

3.11, 3.12, 4.2.7

Site, Use of

3.13, 6.1.1, 6.2.1

Site Inspections

1.2.2, 3.2.1, 3.3.3, 3.7.1, 4.2, 4.3.4, 9.4.2, 9.10.1,
13.5

Site Visits, Architect’s

4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5

Special Inspections and Testing

4.2.6, 12.2.1, 13.5

Specifications, Definition of the

1.1.6

Specifications, The

1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6, 3.11, 3.12.10, 3.17

Statute of Limitations

4.6.3, 12.2.6, 13.7

Stopping the Work

2.3, 4.3.6, 9.7, 10.3, 14.1

Stored Materials

6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4

Subcontractor, Definition of

5.1.1

SUBCONTRACTORS

5

Subcontractors, Work by

1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2,

9.6.7

Subcontractual Relations

5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 11.4.7, 11.4.8,

14.1, 14.2.1, 14.3.2

Submittals

1.6, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2,

9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3

Subrogation, Waivers of

6.1.1, 11.4.5, 11.4.7

Substantial Completion

4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3,

9.10.4.2, 12.2, 13.7

Substantial Completion, Definition of

9.8.1

Substitution of Subcontractors

5.2.3, 5.2.4

Substitution of Architect

4.1.3

Substitutions of Materials

3.4.2, 3.5.1, 7.3.7

Sub-subcontractor, Definition of

5.1.2

Subsurface Conditions

4.3.4

Successors and Assigns

13.2

Superintendent

3.9, 10.2.6

Supervision and Construction Procedures

1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3,

6.2.4, 7.1.3, 7.3.6, 8.2, 8.3.1, 9.4.2, 10, 12, 14

Surety

4.4.7, 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2

Surety, Consent of

9.10.2, 9.10.3

Surveys

2.2.3

Suspension by the Owner for Convenience

14.4

Suspension of the Work

5.4.2, 14.3

Suspension or Termination of the Contract

4.3.6, 5.4.1.1, 11.4.9, 14

Taxes

3.6, 3.8.2.1, 7.3.6.4

Termination by the Contractor

4.3.10, 14.1

Termination by the Owner for Cause

4.3.10, 5.4.1.1, 14.2

Termination of the Architect

4.1.3

Termination of the Contractor

14.2.2

TERMINATION OR SUSPENSION OF THE CONTRACT

14

Tests and Inspections

3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2,

9.10.1, 10.3.2, 11.4.1.1, 12.2.1, 13.5

TIME

8

Time, Delays and Extensions of

3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1,

7.4.1, 7.5.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2

Time Limits

2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1,

4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3,

7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8,

9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5,

13.7, 14

Time Limits on Claims

4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6

Title to Work

9.3.2, 9.3.3

UNCOVERING AND CORRECTION OF

WORK

12

Uncovering of Work

12.1

Unforeseen Conditions

4.3.4, 8.3.1, 10.3

Unit Prices

4.3.9, 7.3.3.2

Use of Documents

1.1.1, 1.6, 2.2.5, 3.12.6, 5.3

Use of Site

3.13, 6.1.1, 6.2.1

Values, Schedule of

9.2, 9.3.1

Waiver of Claims by the Architect

13.4.2

Waiver of Claims by the Contractor

4.3.10, 9.10.5, 11.4.7, 13.4.2

Waiver of Claims by the Owner

4.3.10, 9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7,

12.2.2.1, 13.4.2, 14.2.4

Waiver of Consequential Damages

4.3.10, 14.2.4

Waiver of Liens

9.10.2, 9.10.4

Waivers of Subrogation

6.1.1, 11.4.5, 11.4.7

Warranty

3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4,

12.2.2, 13.7.1.3

Weather Delays

4.3.7.2

Work, Definition of

1.1.3

Written Consent

1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2,

9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2

Written Interpretations

4.2.11, 4.2.12, 4.3.6

Written Notice

2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8,

4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3,

11.4.6, 12.2.2, 12.2.4, 13.3, 14

Written Orders

1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2,

13.5.2, 14.3.1

ARTICLE 1	GENERAL PROVISIONS
1.1	BASIC DEFINITIONS
1.1.1	THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Ridders, sample forms, the Contractor's bid or portions of Addenda relating to bidding requirements.) In the event of any conflict among the Contract Document, the Documents shall be constructed according to the following priorities:

Highest Priority                  Modifications

Second Priority                   Owner/Contractor Agreement

Third Priority                      Addenda [later date to take

                                                Precedence]

Fourth Priority                    General Requirement

Fifth Priority                        Supplementary General Conditions of

                                                the Contract for Construction

Sixth Priority                       General Conditions of the Contract for

                                                Construction Drawings

Seventh Priority                  Drawings

Eighth Priority                    Specifications

1.1.2        THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification.  The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.

1.1.3        THE WORK

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

1.1.4        THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5        THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6        THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

1.1.7        THE PROJECT MANUAL

The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2           CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

1.2.1        The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

1.2.2        Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade. The Contractor and all Subcontractors shall refer to all the Drawings including those showing primarily the Work of the mechanical, electrical and other specialized trades and to all of the Sections of the Specifications, and shall perform all Work reasonably inferable therefrom as being necessary to produce the indicated results.

1.2.3        Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3           CAPITALIZATION

1.3.1        Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.4           INTERPRETATION

1.4.1        In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

1.5           EXECUTION OF CONTRACT DOCUMENTS

1.5.1        The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.5.2        Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.6           OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

1.6.1        The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect  and the Architect’s consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set from the commencement of construction to the completion of the Project, and for such period of time thereafter, to and including the date of the expiration of any and all warranty periods for any warranties pertaining to the Work. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect’s consultants, and unless otherwise indicated the Architect and the Architect’s consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor’s record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect’s consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings. Specifications and other documents prepared by the Architect and the Architect’s consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants' copyrights or other reserved rights.

ARTICLE 2 OWNER

2.1           GENERAL

2.1.1        The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Subparagraph 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

2.1.2        The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

2.2           INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1        ~~The Owner shall, at the written request of the Contractor, prior to commencement of the Work and thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.~~

2.2.2        Except for permits and fees, including those required under Subparagraph 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

2.2.3        The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

2.2.4        Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor’s performance of the Work under the Owner’s control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.

2.2.5        Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.3           OWNER’S RIGHT TO STOP THE WORK

2.3.1        If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

2.4           OWNER’S RIGHT TO CARRY OUT THE WORK

2.4.1        ~~If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven day period give the Contractor a second written notice to correct such deficiencies within a three day period. If the Contractor within such three day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may without prejudice to other remedies the Owner may have, correct such deficiencies.~~ If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to begin and prosecute correction of such default or neglect with diligence and promptness the Owner may without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. ~~Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect.~~ If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3	CONTRACTOR
3.1	GENERAL
3.1.1	The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract

Documents as if singular in number. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

3.1.2        The Contractor shall perform the Work in accordance with the Contract Documents.

3.1.3        The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.2           REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1        ~~Since the Contract Documents are complementary, before starting each portion of the Work.~~ Before starting the Work, and at frequent Intervals during the progress thereof the Contractor shall carefully study and compare the ~~various Drawings and other~~ Contract Documents ~~relative to that portion of the Work, as well as the information~~ with each other and with the information furnished by the Owner pursuant to Subparagraph 2.2.3, and shall at once report to the Architect and Owner any error, inconsistency or omission the Contractor may discover. Any necessary change shall be ordered as provided in Article 7 subject to the requirement of Paragraph 1.2 and other provisions of the Contract Documents. If the Contractor proceeds with the Work without such notice to the Architect having discovered and having thereby obtained actual knowledge of such errors, inconsistencies or omissions, the Contractor shall bear all the costs arising therefrom, ~~take~~

~~field measurement of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in such form as the Architect may require.~~

3.2.2        Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect, but it is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.

3.2.3        If the Contractor believes that additional cost or time is involved because of clarifications or instructions issued by the Architect in response to the Contractor’s notices or requests for information pursuant to Subparagraphs 3.2.1 and 3.2.2, the Contractor shall make Claims as provided in Subparagraphs 4.3.6 and 4.3.7. If the Contractor fails to perform the obligations of Subparagraphs 3.2.1 and 3.2.2, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents or for differences between field measurements or conditions and the Contract Documents unless the Contractor recognized such error, inconsistency, omission or difference and knowingly failed to report it to the Architect.

3.2.4       The Contractor shall not proceed with any Work that Contractor knows is not clearly and consistently defined in detail in the Contract Documents, but shall request additional drawings or instructions from the Architect as provided in Subparagraph 3.2.3. If the Contractor proceeds with Work that Contractor knows is not clearly and consistently defined in detail in the Contract Documents without obtaining further Drawings, Specifications or instructions, the Contractor shall correct Work incorrectly done at the Contractor’s own expense.

3.3           SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1        The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.

3.3.2        The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

3.3.3        The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

3.4           LABOR AND MATERIALS

3.4.1        Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2        The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order.

3.4.3        The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5           WARRANTY

3.5.1        The Contractor warrants ~~to~~ that the ~~Owner and Architect that~~ materials and equipment furnished under the Contract will be ~~of good quality and~~ new and of recent manufacture unless otherwise specified ~~required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted,~~ and that ~~the~~ all Work will ~~conform to the requirements of the Contract Documents,~~ be of good quality, free from faults and defects and in conformance with Contract documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. ~~If required by the Architect the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.~~

3.5.2  The Contractor shall be responsible for determining that all materials furnished for the Work meet all requirements of the Contract Documents. The Architect may require the Contractor to produce reasonable evidence that a material meets such requirements such as certified reports of past tests by qualified testing laboratories reports of studies by qualified experts, or other evidence which, in the opinion of the Architect, would lead to a reasonable certainty that all material used or proposed to be used in the Work meets the requirements of the Contract Documents. All such data shall be furnished at the Contractor’s expense.  This provision shall not require the contractor to pay for periodic testing of different batches of the same material unless such testing is specifically required by the Contract Documents to be performed at the Contractor’s expenses.

3.5.3  In all cases in which a manufacturer’s name, trade name, or other proprietary designation is used in connection with materials or articles to be furnished under this Contract, whether or not the phrase “or equal” is used after such name, the Contractor shall furnish the product of the named manufacturer(s) without substitution unless a written request for a substitute has been submitted by the Contractor and approved in writing by the Architect as provided in Subparagraph 3.5.4.

3.5.4  If the Contractor proposes to use a material which while suitable for the intended use deviates in any way from the detailed requirements of the Contract Documents the Contractor shall inform the Architect in writing of the nature of such deviations at the time the material is submitted for approval and shall request written approval of the deviation from the requirements of the Contract Documents.

3.5.5.  In requesting approval of deviations or substitutions the Contractor shall provide upon request evidence leading to a reasonable certainty that the proposed substitution or deviation will provide a quality of result at least equal to that otherwise attainable.  If in the opinion of the Architect, the evidence presented by the Contractor does not provide a sufficient basis for such reasonable certainty the Architect may reject such substitutions or deviations without further investigation.

3.5.6  The Architect shall judge the design and the Owner shall judge the appearance of proposed substitutes on the basis of their suitability in relation to the overall Project, as well as for their intrinsic merits,  in order to permit coordinated design of color and finish texture or pattern which would have been available from the manufacturer originally specified, at no additional cost to the Owner.  Neither the Architect nor the Owner will approve as equal to materials specified, proposed substitutes which in the Owner’s opinion, would be out of character, obtrusive or otherwise inconsistent with the character or quality of the Project, or in which, in the Architect’s opinion, would not be appropriate to the design of the Project.

3.5.7       Any additional cost, or any loss or damage arising form the substitution of any material or any method for those originally specified shall be borne by the Contractor notwithstanding approval or acceptance of such substitution by the Owner or the Architect, unless such substitution was made at the written request or direction of the Owner or the Architect.

3.5.8       The warranty provided in this Paragraph 3.5 shall be in addition to and not in limitation of any other warranty required by the Contract Documents or otherwise prescribed or permitted by law.

3.5.9       The Contractor shall procure and deliver to the Architect, no later than the date claimed by the Contractor as the date of Substantial Completion, all special warranties required by the Contract Documents. Delivery by the Contractor shall constitute the Contractor’s guarantee to the Owner that the warranty will be performed in accordance with its terms and conditions.

3.6           TAXES

3.6.1        The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7           PERMITS, FEES AND NOTICES

3.7.1        Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2  The Contractor shall comply with and give notices required by laws, ordinance, rules, regulations and lawful orders of public authorities applicable to performance of the Work.

3.7.3  It is not the Contractor’s responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations.  However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4  If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction

3.7.5  The Contractor agrees that, unless otherwise agreed by the Owner all governmental permits, licenses, and notification with respect to the Work shall be coordinated through the Owner and, where appropriate, the Architect in accordance with any legal requirements attached to the Specifications.  No application for permits, licenses of any kind and no notifications to governmental authorities may be made by Contractor without the prior written approval of the Owner and the Architect.  All dealings with governmental officials with respect to the Work shall be coordinated with the Owner or its designated representative.  The Owner and the Contractor shall agree upon a reasonable procedure to handle normal and customary inspections of the Work by governmental officials during the progress thereof.

3.8           ALLOWANCES

3.8.1        The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents.  Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

3.8.2        Unless otherwise provided in the Contract Documents:

.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
.2

Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances;

.3

whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order.  The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.1 and (2) changes in Contractor’s costs under Clause 3.8.2.2.

3.8.3        Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

3.9           SUPERINTENDENT

3.9.1        The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work.  The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.  Important communications shall be confirmed in writing.  Other communications shall be similarly confirmed on written request in each case.

3.9.2       The Contractor shall be totally responsible for and shall coordinate and supervise the Work performed by Subcontractors to the end that the Work is carried out without conflict between trades and so that no trade at any time causes delay to the general progress of the Work.  The Contractor and all Subcontractors shall at all times afford each trade, any separate contractor or the Owner every reasonable opportunity for the installation of Work and the storage of materials.

3.9.3       The Contractor shall arrange for and attend job meetings with the Architect and such other persons as the Architect may from time-to-time wish to have present.  The Contractor shall be represented by a principal the project manager, general superintendent of other authorized main office representative, as well as by the Contractor’s own superintendent.  An authorized representative of any Subcontractor or Sub-subcontractor shall attend such meetings if the representative’s presence is requested by the Owner, Architect or Contractor.  Such representatives shall be empowered to make binding commitments on all matters to be discussed at such meetings including costs, payment, change orders, time schedules and manpower.  Any notices required under the Contract may be served on such representatives.

3.10         CONTRACTOR’S CONSTRUCTION SCHEDULES

3.10.1      The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work.  The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

3.10.2      The Contractor shall prepare and keep current, for the Architect’s approval, a schedule of submittals which is coordinated with the Contractor’s construction schedule and allows the Architect reasonable time to review submittals.

3.10.3      The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

3.11         DOCUMENTS AND SAMPLES AT THE SITE

3.11.1      The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals.  These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12         SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1      Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor or illustrate some portion of the Work.

3.12.2      Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3      Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4      Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents.  The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents.  Review by the Architect is subject to the limitations of Subparagraph 4.2.7.  Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.  Submittals which are not required by the Contract Documents may be returned by the Architect without action.

3.12.5      The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.  Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.

3.12.6      By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor thereby represents that the Contractor has determined and verified all dimensions, quantities, field dimensions, relations to existing work to be installed later, coordination with information on previously accepted Shop Drawing, Product Date, Samples, or similar submittals and verification of compliance with all the requirements of the Contract Documents, ~~materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contractor Documents~~.

3.12.7      The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

3.12.8      The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect, has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation.  The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.

3.12.9      The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.  In the absence of such written notice the Architect’s approval of a resubmission shall not apply to such revisions.

3.12.10    The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law.  If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy.  The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional.  Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect.  The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy.  Pursuant to this Subparagraph 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.  The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

3.13         USE OF SITE

3.13.1      ~~The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.~~  The right of possession of the premises and the improvements made thereon by the Contractor shall remain at all times in the Owner.  The Contractor’s right to entry and use thereof arises solely from the permission granted by the Owner under the Contract Documents.  The Contractor shall confined the Contractor’s apparatus the storage of materials and the operations of the Contractor’s workmen to limits indicated by law, ordinances the Contract Documents and permits and/or directions of the Architect and shall not unreasonably encumber the premises with the Contractor’s materials.  The Owner shall not be liable to the Contractor, the Subcontractors, their employees or anyone else with respect to the conditions of the premises, except only for a condition caused directly and solely by the negligence of the Owner.

3.14         CUTTING AND PATCHING

3.14.1      The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2      The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation.  The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld.  The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.

3.15         CLEANING UP

3.15.1      The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract.  At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials.

3.15.2      If the Contractor fails to clean up as provided in the Contact Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16         ACCESS TO WORK

3.16.1      The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17         ROYALTIES, PATENTS AND COPYRIGHTS

3.17.1      The Contractor shall pay all royalties and license fees. The Contractor shall defend suits of claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18         INDEMNIFICATION

3.18.1      To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Paragraph 11.3, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect’s consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including their respective parent, affiliate and subsidiary companies and their respective directors, officers, partners, employees and agents from and against claims, damages, losses and expenses (direct or indirect including but not limited to consequential and special damages), including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), including loss of use resulting therefrom to the extent covered by insurance, but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2      In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Subparagraph 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 4            ADMINISTRATION OF THE CONTRACT

4.1           ARCHITECT

4.1.1        The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.

4.1.2        Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect, Consent shall not be unreasonably withheld.

4.1.3        If the employment of the architect is terminated, the Owner shall employ a new Architect ~~against whom the Contractor has no reasonable objection and~~ whose status under the Contract Documents shall be that of the former Architect.

4.2           ARCHITECT’S ADMINISTRATION OF THE CONTRACT

4.2.1        The Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner’s representative (1) during construction, (2) until final payment is due and (3) with the Owner’s concurrence, from time to time during the one-year period for correction of Work described in Paragraph 12.2. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

4.2.2        The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Contactor’s operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Subparagraph 3.3.1.

4.2.3        The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

4.2.4        Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract.  Communications by and with the Architect’s consultants shall be through the Architect.  Communications by and with Subcontractors and material suppliers shall be through the Contractor.  Communications by and with separate contractors shall be through the Owner.

4.2.5        Based on the Architect’s evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

4.2.6        The Architect will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the

Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

4.2.7        The Architect will review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.  The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment of systems, all of which remain the responsibility of the Contractor as required by the Contract Documents.  The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12.  The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures.  The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8        The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9        The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.2.10      If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site.  The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11      The Architect will interpret and decide matters concerning performance under and requirements of, the Contract Documents on written request of either the Owner or Contractor.  The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.  If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.2.12      Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.2.13      The Architect’s decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.3           CLAIMS AND DISPUTES

4.3.1        Definition.  A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract.  The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract.  Claims must be initiated by written notice.  The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2        Time Limits on Claims.  Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.  Claims must be initiated by written notice to the Architect and the other party.

4.3.3        Continuing Contract Performance. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Subparagraph 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.3.4        Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) substance or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.5        Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.6.

4.3.6        If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Paragraph 4.3.

4.3.7        Claims for Additional Time

4.3.7.1     If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.3.7.2     If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.

4.3.8        Injury or Damage to Person or Property.  If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery.   The notice shall provide sufficient detail to enable the other party to investigate the matter.

4.3.9        If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

4.3.10      Claims for Consequential Damages.  The making of final payment by the Owner after its acceptance of the Work shall constitute waiver of all Claims by the Contractor and Owner except those arising from liens, claims, security interests or encumbrances arising out of the Contract and unsettled; failure of the Work to comply with the requirement of the Contract Documents; or the terms of special warranties required by the Contract Documents.  ~~The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract.  This mutual waiver includes:~~

.1             ~~damage incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons;~~ and

.2             ~~damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation and for loss of profit except anticipated profit arising directly from the Work.~~

~~This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14.  Nothing contained in this Subparagraph 4.3.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.~~

4.4           RESOLUTION OF CLAIMS AND DISPUTES

4.4.1        Decision of Architect.  Claims, including those alleging an error or omission by the Architect but excluding those arising under Paragraphs 10.3 through 10.5, shall be referred initially to the Architect for decision.  An initial decision by the Architect shall be required as a condition precedent to mediation, arbitration or litigation of all Claims between the Contractor and Owner arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Architect with no decision having been rendered by the Architect.  The Architect will not decide disputes between the Contractor and persons or entities other than the Owner.

4.4.2        The Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions:  (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Architect is unable to resolve the Claim if the Architect lacks sufficient information to evaluate the merits of the Claim or if the Architect concludes that, in the Architect’s sole discretion, it would be inappropriate for the Architect to resolve the Claim.

4.4.3        In evaluating Claims, the Architect may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision.  The Architect may request the Owner to authorize retention of such persons at the Owner’s expense.

4.4.4        If the Architect requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either provide a response on the requested supporting data, advise the Architect when the response or supporting data will be furnished or advise the Architect that no supporting data will be furnished.  Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.

4.4.5        The Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any change in the Contract Sum or Contract Time or both.  The approval or rejection of a Claim by the Architect shall be final and binding on the parties but subject to mediation and arbitration.

4.4.6        When a written decision of the Architect states that (1) the decision is final but subject to mediation and arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days’ period shall result in the Architect’s decision becoming final and binding upon the Owner and Contractor.  If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

4.4.7        Upon receipt of a Claim against the Contactor or at any time thereafter, the Architect or the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.  If the Claim relates to a possibility of a Contractor’s default, the Architect or the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

4.4.8        If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by arbitration.

4.5           MEDIATION

4.5.1        Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Subparagraphs 4.3.10, 9.10.4 and 9.10.5 shall, after initial decision by the Architect or 30 days after submission of the Claim to the Architect, be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.

4.5.2        The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect.  Request for mediation shall be filed in writing with the other party to the Contract and with the American Arbitration Association.  The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

4.5.3        The parties shall share the mediator’s fee and any filing fees equally.  The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon.   Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

4.6           ARBITRATION

4.6.1        Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Subparagraphs 4.3.10, 9.10.4 and 9.10.5, shall, after decision by the Architect or 30 days after submission of the Claim to the Architect, be subject to arbitration.  Prior to arbitration, the parties shall endeavor to resolve disputes by mediation in accordance with the provisions of Paragraph 4.5.

4.6.2        Claims not resolved by mediation shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect.  The demand for arbitration shall be filed in writing with the other party to the Contract and with the American Arbitration Association, and a copy shall be filed with the Architect.

4.6.3        A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.4.6 and 4.6.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

4.6.4        Limitation on Consolidation or Joinder.  No arbitration arising out of or relating to the Contract shall include, by consolidation or joinder or in any other manner, the Architect, the Architect’s employees or consultants, except by written consent containing specific reference in the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined.  No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration.  No person or entity other than the Owner, Contractor or a separate contractor as described in Article 6 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial.  Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a Claim not described therein or with a person or entity not named or described therein.  The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

4.6.5        Claims and Timely Assertion of Claims.  The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

4.6.6        Judgment on Final Award.  The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 5 SUBCONTRACTORS

5.1           DEFINITIONS

5.1.1        A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.  The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor.  The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.

5.1.2        A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2           AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1        Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work.  The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity.  Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

5.2.2        The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection.  The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3        If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection.  If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work.  However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4        The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

5.2.5       If requested by the Owner the form of each subcontract shall be submitted to the Owner for its approval, which shall not be unreasonably withheld or delayed.  Each subcontract shall expressly provide for the contingent assignment referred to in Subparagraph 5.4.1.

5.3           SUBCONTRACTUAL RELATIONS

5.3.1        By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner and Architect.  Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner.  Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4           CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1        Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

.1

assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

5.4.2        Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.

ARTICLE 6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
6.1	OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
6.1.1	The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Paragraph 4.3.

6.1.2        When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

6.1.3        The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so.  The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Other until subsequently revised.

6.1.4        Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

6.2           MUTUAL RESPONSIBILITY

6.2.1        The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

6.2.2        If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.

6.2.3        The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

6.2.4        The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.  If such separate contractor sues or initiates mediation or an arbitration proceeding against the Owner on account of any damage alleged to have been caused by the Contractor, the Owner shall notify the Contractor who shall defend such proceedings at the Owner’s expense and if any judgement or award against the Owner arises as a result of, but only to the extent of, Contractor’s fault, the Contractor shall pay or satisfy it and shall reimburse the Owner for all attorney’s fees, mediation fees and costs, court fees and costs, and arbitration fees and costs which the Owner has incurred.

6.2.5        The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Subparagraph 3.14.

6.3           OWNER’S RIGHT TO CLEAN UP

6.3.1        If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7 CHANGES IN THE WORK

7.1           GENERAL

7.1.1        Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2        A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor, an order for a minor change in the Work may be issued by the Architect alone.

7.1.3        Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.2           CHANGE ORDERS

7.2.1        A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

.1             change in the Work;

.2             the amount of the adjustment, if any, in the Contract Sum; and

.3             the extent of the adjustment, if any, in the Contract Time.

7.2.2        Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3           CONSTRUCTION CHANGE DIRECTIVES

7.3.1        A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2        A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3        If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2	unit prices stated in the Contract Documents or subsequently agreed upon;
.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4	as provided in Subparagraph 7.3.6.

7.3.4        Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5        A Construction Change Directive signed by the Contractor indicates agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6        If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

.1	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;
.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.3	rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
.4	costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.5	additional costs of supervision and field office personnel directly attributable to the change.

7.3.7        The amount of credit to be allowed by Contractor to the Owner for a deletion or change which results in a net decrease in Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

7.3.8        Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties’ agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a claim in accordance with Article 4.

7.3.9        When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4           MINOR CHANGES IN THE WORK

7.4.1        The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents.  Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8 TIME

8.1           DEFINITIONS

8.1.1        Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2        The date of commencement of the Work is the date established in the Agreement.  The date shall not be postponed by the failure to act by the Contractor or by persons or entities for whom the Contractor is responsible.

8.1.3        The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4        The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2           PROGRESS AND COMPLETION

8.2.1        Time limits stated in the Contract Documents are of the essence of the Contract.  By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2        The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article II to be furnished by the Contractor and Owner.  The date of commencement of the Work shall not be changed by the effective date of such insurance.  Unless the date of commencement is established by the Contract Documents or a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.

8.2.3        The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3           DELAYS AND EXTENSIONS OF TIME

8.3.1        If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control, or by delay authorized by the Owner pending mediation and arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

8.3.2        Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

8.3.3        ~~This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.~~  No claim for delay shall be allowed on account of failure of the Architect to furnish Drawings, Specifications or instructions or to return Shop Drawings or Samples until five (5) days after receipt by the Architect by registered or certified mail of written demand for such instructions, Drawings, or Samples, and not then unless such claim be reasonable.

ARTICLE 9 PAYMENTS AND COMPLETION

9.1           CONTRACT SUM

9.1.1        The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2           SCHEDULE OF VALUES

9.2.1        Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require.  This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

9.3           APPLICATIONS FOR PAYMENT

9.3.1        ~~At least ten days before the date established for each progress payment.~~  At the time or times established in the Contract, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values.  The format and number of copies of such Applications for Payment shall be as directed by the Owner.  Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for in the Contract Documents.

~~9.3.1.1     As provided in Subparagraph 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.~~

9.3.1.2     Such applications may not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

9.3.2        Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work.  If approved in advance by the Owner (including such evidence of insurance and title as Owner shall request of Contractor and/or Subcontractor), payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing.  Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3        The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner either by incorporation in the construction or upon the receipt of payment by the Contractor, whichever occurs first, free and clear from all liens, claims, security interests and encumbrances, hereinafter referred to in this Article 9 as “liens” ~~no later than the time of payment.  The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor materials and equipment relating to the Work.~~

9.3.4       Each Application for Payment or periodic estimate requesting payment shall be accompanied at the Owner’s option by:  (i) a waiver of liens from each subcontractor or (ii) a certificate from each

Subcontractor stating that the Subcontractor has been paid all amounts due the Subcontractor on the basis of the previous periodic payment to the Contractor, or else stating the amount not so paid and the reason for the discrepancy.  In the event of such discrepancy, the Contractor shall furnish the Contractor’s own written explanation to the Owner through the Architect.  Such waiver or certificate shall be in form acceptable to the Owner.

In the event that any lien security interest chattel mortgage or conditional bill of sale shall be filed by any party claiming by, through or under the Contractor, the Contractor shall promptly remove or discharge such lien, security interest chattel mortgage or conditional bill of sale by bonding payment, or otherwise provided that the Owner has discharged its payment obligations to the Contractor relating to any such lien and shall indemnify the Owner against the loss, damage or expenses (including reasonable attorneys’ fees and expenses) caused by any such lien, security interest, chattel mortgage or conditional bill of sale.  If the Contractor shall fail to so remove or discharge the same within five (5) days after notice from the Owner (but in no event later than the date on which the next payment on an Application for Payment becomes due) the Owner shall have the right to remove or discharge the same by bonding payment or otherwise for the account of the Contractor and the amount of any payment, cost and expenses made or incurred by the Owner in connection with the removal or discharge thereof may be withheld from any payment thereafter becoming due or shall be reimbursed promptly to the Owner by the Contractor.

9.4           CERTIFICATES FOR PAYMENT

9.4.1        The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

9.4.2        The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect’s knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents.  The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect.  The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified.  However, the issuance of a

Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5           DECISIONS TO WITHHOLD CERTIFICATION

9.5.1        The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made.  If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1.  If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner.  The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Subparagraph 3.3.2, because of:

.1	defective Work not remedied;
.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;
.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;
.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5	damage to the Owner or another contractor;
.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7	persistent failure to carry out the Work in accordance with the Contract Documents.

.8             A lien or attachment is filed in violation of this Agreement.

9.5.2        When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6           PROGRESS PAYMENTS

9.6.1        After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

9.6.2        The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work.  The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

9.6.3        ~~The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion of amounts applied for by the Contractor and action~~

~~taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.~~

9.6.4        Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor Sub-subcontractor of material supplier, except as may otherwise be required by law.

9.6.5        Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6        A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.6.7        Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner.  ~~Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.~~

9.7           FAILURE OF PAYMENT

9.7.1        If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect ~~or awarded by arbitration~~, then the Contractor may, upon seven additional days’ written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received.  The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

9.8           SUBSTANTIAL COMPLETION

9.8.1        Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use and only minor items which can be corrected or completed without any material interference with the Owner’s use of the Work remain to be corrected or completed.

9.8.2        When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment.  Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

9.8.3        Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete.  If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the

Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect.  In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

9.8.4        When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate.  Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

9.8.5        The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.  Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof.  Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

9.9           PARTIAL OCCUPANCY OR USE

9.9.1        The Owner may occupy or use any completed or partially completed portion of the Work at any stage ~~when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Clause 11.4.1.5 and authorized by public authorities having jurisdiction over the Work.~~  Such partial occupancy or use may ~~commence~~ begin whether or not the portion is substantially complete, provided that the respective responsibilities of the Owner and Contractor with respect to ~~have accepted in writing the responsibilities assigned to each of them for~~ payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work, ~~and~~ insurance, correction of the Work and warranties shall be established by agreement of the Owner and Contractor or, absent such agreement shall be determined by the Architect subject to the right of either party to contest such determination as provided in Paragraph 4.5. ~~and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents.  When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2.  Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld.  The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.~~

9.9.2        Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3        Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10         FINAL COMPLETION AND FINAL PAYMENT

9.10.1      Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable.  The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

9.10.2      Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner.  ~~If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien.~~  Provided Owner is not in breach of its payment obligations under the Contract, if the Contractor fails to furnish such releases or waivers as the Owner reasonably requires to satisfy the Owner that there are no outstanding liens, the Owner may require the Contractor as a condition of final payment and at the Contractor’s expense to furnish a bond satisfactory to the Owner to indemnify the Owner against any such liens.  If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.

9.10.3      If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted.  If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment.  Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

9.10.4      The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

.1             liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2             failure of the Work to comply with the requirements of the Contract Documents; or

.3             terms of special warranties required by the Contract Documents.

9.10.5      Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10	PROTECTION OF PERSONS AND PROPERTY
10.1	SAFETY PRECAUTIONS AND PROGRAMS
10.1.1	The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

10.2         SAFETY OF PERSONS AND PROPERTY

10.2.1      The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

.1	employees on the Work and other persons who may be affected thereby;
.2

the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3

other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2      The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3      The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4      When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5      The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor.  The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Paragraph 3.18.

10.2.6      The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents.  This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7      The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3         HAZARDOUS MATERIALS

10.3.1      If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop work in the affected areas and report the condition to the Owner and Architect in writing.

10.3.2      The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless.  Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal of safe containment of such material or substance.  The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner.  If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection.  When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor.  The Contract time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.

10.3.3      To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorney’s fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Subparagraph 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.

10.4         The Owner shall not be responsible under Paragraph 10.3 for materials and substances brought to the site by the Contractor unless such materials or substances were required by the Contract Documents.

10.5         If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

10.6         EMERGENCIES

10.6.1      In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss.  Additional compensation or extension of time claimed by the Contractor or account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11 INSURANCE AND BONDS

11.1         CONTRACTOR’S LIABILITY INSURANCE

11.1.1      The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor’s operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1	claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;
.2	claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;
.3	claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;
.4	claims for damages insured by usual personal injury liability coverage;
.5	claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
.6	claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
.7	claims for bodily injury or property damage arising out of completed operations; and
.8	claims involving contractual liability insurance applicable to the Contractor’s obligations under Paragraph 3.18

11.1.2      The insurance required by Subparagraph 11.1.1 shall ~~be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater.  Coverages, whether written on an occurrence or claims made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment~~- include all major divisions of coverage, and shall be on a comprehensive general basis including Premises and Operations (including X-C-U), Owner’s and Contractor’s Protective, Products and Completed Operations, and Owner non-owned, and Hired Motor Vehicles. Such insurance shall be written for not less than any limits of liability required by law or those set forth in Contract Documents, whichever is greater.

All insurance shall be written on an occurrence basis, unless the Owner approves in writing coverage on a claims-made basis. Coverages, whether written on an occurrence or claims-made basis, shall be maintained maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment. The Owner, Architect, Architect’s consultants and their respective officers, employees, partners, directors, shareholders, agents, successors and assigns shall be added as an Additional Insureds on all policies.

The insurance afforded by this policy is primary insurance except when stated to apply in excess of or contingent upon the absence of other insurance.  When this insurance is primary, and the insured has other insurance which is stated to be applicable to the loss on an excess or contingent basis the amount of the company’s liability under this policy shall not be reduced by the existence of such other insurance.

11.1.3      Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work.  These certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverges afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner.  These certificates shall set forth evidence of all coverage required by 11.1.1. and 11.1.2.  The form of certificate shall be substantially - similar to AIA Document G715.  Certificates to be delivered shall name the Owner, Architect, Architect’s consultants and their respective officers, employees, partners, directors, shareholders, agents, successors and assigns as Additional Insureds on all policies, and the following additional insured:

Delaware North Companies Incorporated, Its employees, officers, partners, directors, shareholders, agents, successors, and assigns
40 Fountain Plaza, Buffalo, New York  14202.

The Contractor shall furnish to the Owner copies of any endorsements that are subsequently issued amending limits of coverage.  If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2.  Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor’s information and belief.

11.2         OWNER’S LIABILITY INSURANCE

11.2.1      The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

11.3         PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE

11.3.1      Optionally, the Owner may require the Contractor to purchase and maintain Project Management Protective Liability insurance from the Contractor’s usual sources as primary coverage for the Owner’s, Contractor’s and Architect’s vicarious liability for construction operations under the Contract.  Unless otherwise required by the Contract Documents, the Owner shall reimburse the Contractor by increasing the Contract Sum to pay the cost of purchasing and maintaining such optional insurance coverage, and the Contractor shall not be responsible for purchasing any other liability insurance on behalf of the Owner.  The minimum limits of liability purchased with such coverage shall be equal to the aggregate of the limits required for Contractor’s Liability Insurance under Clauses 11.1.1.2 through 11.1.1.5.

11.3.2      To the extent damages are covered by Project Management Protective Liability insurance, the Owner, Contractor and Architect waive all rights against each other for damages, except such rights as they may have to the proceeds of such insurance.  The policy shall provide for such waivers of subrogation by endorsement or otherwise.

11.3.3      The Owner shall not require the Contractor to include the Owner, Architect or other persons or entities as additional insureds on the Contractor’s Liability Insurance coverage under Paragraph 11.1.

11.4         PROPERTY INSURANCE

11.4.1      Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.4 to be covered, whichever is later.  This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

11.4.1.1  Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss.

11.4.1.2  ~~If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work.  The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner.  If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable there.~~  If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay insurance required minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles.  If the Owner or insurer increases the required minimum deductibles above the amount so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles.

11.4.1.3  ~~If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.~~

11.4.1.4  This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

11.4.1.5  Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise.  The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4.2      Boiler and Machinery Insurance.  The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Document or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.4.3      Loss of Use Insurance.  The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused.  The Owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards however caused.

11.4.4      If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

11.4.5      If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance.  All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.4.6      Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.4.  Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project.  Each policy shall contain a provision that the policy will not be cancelled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor.

11.4.7      Waivers of Subrogation.  The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Paragraph 11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary.  The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein.  The policies shall provide such waivers of subrogation by endorsement or otherwise.  A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, and whether or not ~~did not pay~~ the insurance premium has directly or indirectly been paid, ~~and whether or not the person or entity had on insurable interest in the property damaged~~.

11.4.8      A loss insured under Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgage clause and of Subparagraph 11.4.10.  The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their sub-contractors in similar manner.

11.4.9      If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties.  The cost of required bonds shall be charged against proceeds received as fiduciary.  The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.6.  If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

11.4.10    The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power, if such objection is made, the dispute shall be resolved as provided in Paragraphs 4.5 and 4.6.  The Owner as fiduciary shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators.  If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.5         PERFORMANCE BOND AND PAYMENT BOND

11.5.1      The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising hereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.5.2      Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12          UNCOVERING AND CORRECTION OF WORK

12.1         UNCOVERING OF WORK

12.1.1      If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect’s examination and be replaced at the Contractor’s expense without change in the Contract Time.

12.1.2      If a portion of the Work has been covered which the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor.  If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense.  If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2         CORRECTION OF WORK

12.2.1      BEFORE OR AFTER SUBSTANTIAL COMPLETION

12.2.1.1   The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correction such rejected Work, including additional testing and inspections and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense.

12.2.2      AFTER SUBSTANTIAL COMPLETION

12.2.2.1   In addition to the Contractor’s obligations under Paragraph 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Paragraph 2.4.

12.2.2.2  The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

12.2.2.3  The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Paragraph 12.2.

12.2.3      The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4      The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.5      Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specially to correct the Work.

12.3         ACCEPTANCE OF NONCONFORMING WORK

12.3.1      If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustments shall be effected whether or not final payment has been made.

ARTICLE 13          MISCELLANEOUS PROVISIONS

13.1         GOVERNING LAW

13.1.1      The Contract shall be governed by the law of the place where the Project is located.

13.2         SUCCESSORS AND ASSIGNS

13.2.1      The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. ~~Except as provided in Subparagraph 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other.~~ Except as hereinafter provided, neither party to the Contract shall assign the Contract or sublet it as a whole without the written consent of the other nor shall be Contractor assign any moneys due or to become due to him hereunder, without the previous written consent of the Owner excepts as may be required by Contractor’s Surety. Upon reasonable written notice to Contractor, the Owner may assign the Contract to any institutional lender providing construction or permanent financing for the Project or to any person acquiring the Owner’s interest in the Project and the contractor agrees to execute all consents certificates and other documents required by such lender or other person in connection with such assignment. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

13.2.2      ~~The Owner may, without consent of the Contractor, assign the Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.~~ If the Owner conveys its interest in the Project to a third party, any rights which the Owner may have against the Contractor arising from this Agreement including without limitation Claims under Article 12, or Claims which, under the terms of subparagraph 4.3.10, are reserved to the Owner after the making and acceptance of final payment, shall automatically transfer to such third party.

13.3         WRITTEN NOTICE

13.3.1      Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4         RIGHTS AND REMEDIES

13.4.1      Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2      No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5         TESTS AND INSPECTIONS

13.5.1      Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2      If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Subparagraph 13.5.3, shall be at the Owners’ expense.

13.5.3      If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contact Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses shall be at the Contractor’s expense.

13.5.4      Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5      ~~If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.~~

13.5.6      Tests or inspections conducted pursuant to the Contract Document shall be made promptly to avoid unreasonable delay in the Work.

13.6         INTEREST

13.6.1      Payments due and unpaid under the Contract Documents shall bear interest ~~from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located~~ beginning on the tenth (10th) day after the date payment is due at the so-called Prime Rate of interest published by the Wall Street Journal (and if there is more than one such rate the lowest thereof).

13.7         COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1      ~~As between the Owner and Contractor:~~

.1            ~~Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion.~~

.2            ~~Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and~~

.3            ~~After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any Warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct of the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duly or obligation by the Contractor or Owner, whichever occurs last.~~

13.8 LIMITATION OF LIABILITY

13.8.1 No officer, shareholder, director, partner, partner agent or employee of the Owner (or any partner of a partner or any agent or employee of a partner) shall ever be personally or individually liable under this Contract.  Each subcontract shall include the foregoing limitation, which shall be effective if the Owner ever succeeds to the Contractor’s rights and obligations under a Subcontract.

ARTICLE 14          TERMINATION OR SUSPENSION OF THE CONTRACT

14.1         TERMINATION BY THE CONTRACTOR

14.1.1      The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:

.1             issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

.2             an act of government, such as a declaration of national emergency which requires all Work to be stopped;

.3            because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

.4            ~~the Owner has failed to furnish to the Contractor promptly, upon the Contractor’s request, reasonable evidence as required by Subparagraph 2.2.1.~~

14.1.2      The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

14.1.3      If one of the reasons described in Subparagraph 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.4      If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.3.

14.2         TERMINATION BY THE OWNER FOR CAUSE

14.2.1      If the Contractor is adjudged a bankrupt or if the Contractor makes a general assignment for the benefit of the Contractor;’s creditors or if a receiver is appointed on account of the Contractor’s Insolvency or if the Contractor persistently or repeatedly refuses or fails except in the case for which extension of time is provided, to supply enough properly skilled workmen or proper materials for the Project or if the Contractor fails to make prompt payment to Subcontractors for materials or labor, or if the Contractor persistently disregards the laws ordinances, rules, regulations or orders of any public authority having jurisdiction or disregards an instruction, order or decision of the Architect or if the Contractor otherwise is guilty of a substantial violation of any provision of the Contract then the Contractor shall be in default and the Owner may without prejudice to any other right or remedy and upon written notice to the Contractor take possession of all materials, appliances equipment and machinery on the Project site, intended as a part of or for Work, but only to the extent paid for by Owner wherever stored and seven (7) days after such notice amy terminate the employment of the Contractor, accept assignment of any or all subcontracts pursuant to Paragraph 5.4, and finish the Work by whatever method the Owner may deem expedient. The Owner shall be entitled to collect form the Contractor all direct indirect and consequential damages suffered by the Owner. The Owner shall be entitled to hold sufficient amounts due the Contractor at the date of termination to offset all of the Owner’s damages.

~~The Owner may terminate the Contract if the Contractor:~~
~~.1~~	~~persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials~~
~~.2~~	~~fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;~~
~~.3~~	~~persistently disregards laws, ordinance, or rules, regulations or orders of a public authority having jurisdiction; or~~
~~.4~~	~~otherwise is guilty of substantial breach of a provision of the Contract Documents.~~

14.2.2      When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

.1	take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
.2	accept assignment of subcontracts pursuant to Paragraph 5.4; and
.3

finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner finishing the Work.

14.2.3      When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4      If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damage exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3         SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1      The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2      The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Subparagraph 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:

.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or
.2	that an equitable adjustment is made or denied under another provision of the Contract.

14.4         TERMINATION BY THE OWNER FOR CONVENIENCE

14.4.1      The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

14.4.2      Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall:

.1	cease operations as directed by the Owner in the notice;
.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and
.3

except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

14.4.3      In case of such termination for the Owner’s convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

14.4.4     Upon any termination of the Contract by Owner for convenience under 14.4 hereof, Owner shall give Contractor fifteen (15) days written notice prior to such termination becoming effective.

ATTACHMENT II	Wheeling Downs Racetrack & Gaming Center
June 19,2002	Reimbursable Expenses Budget Worksheet

Design Phase (based on 6 month duration)

Travel Expenses		Costs per Person						Costs per Trip
Firm	Destination	Travel (Airfare)	Lodging	Meals		Misc. * Costs	Number of Persons	Travel (Mileage)	Car Rental	Subtotal Costs / Trip	Number of Trips	Sub - Total
JCJ	Buffalo	$400		$20		$30	3			$1,350	8	$10,800
JCJ	Buffalo	$400	$145	$40		$30	3			$1,845	4	$7,380
JCJ	Wheeling	$985	$95	$40		$30	3		$100	$3,550	4	$14,200

McKinley	Buffalo	$600	$145	$40		$40	2			$1,650	2	$3,300
McKinley	Buffalo		$145	$40		$40	2	$180		$630	1	$5,040
McKinley	Hartford	$985	$145	$40		$40	2		$100	$2,520	2	$5,040

M/E	Wheeling			$40		$40	3	$180		$420	4	$1,680
M/E	Hartford	$400	$145	$40		$40	3			$1,875	2	$3,750

JEM	Buffalo	$450		$40		$40	1			$530	2	$1,060
JEM	Wheeling	$400	$100	$40		$20	1		$100	$660	4	$2,640
JEM	Hartford	$450	$145	$40		$50	1			$685	2	$1,370

Acoustic	Buffalo	$450		$40		$40	1			$530	2	$1,060
Acoustic	Wheeling	$400	$95	$40		$20	1		$100	$655	2	$1,130

Lighting	Buffalo	$450		$40		$40	1			$530	2	$1,060
Lighting	Wheeling	$400	$95	$40		$20	1		$100	$655	2	$1,310
Lighting	Hartford			$40		$20	1	$100		$160	2	$320

Other Expenses
Printing Costs		$1,250	per month		@	8	Months					$10,000
Mileage Charges		$200	per month		@	8	Months					$1,600
Delivery Charges		$200	per month		@	8	Months					$1,600
Fax Cost		$200	per month		@	8	Months					$1,600
Misc. Costs		$200	per month		@	8	Months					$1,600

Design Phase Anticipated Reimbursable Expenses Sub-Total												$77,700

*Parking, Cabfares, Airport Parking, Tolls

Construction Phase (Based on 16 month duration)

Travel Expenses		Costs per Person						Cost per Trip
Firm	Destination	Travel (Airfare)	Lodging	Meals		Misc. * Costs	Number of Persons	Travel (Mileage)	Car Rental	Subtotal Costs / Trip	Number of Trips	Sub-Total
JCJ	Buffalo	$400		$20		$40	2			$920	4		$3,680
JCJ	Buffalo	$400	$150	$40		$40	2			$1,260	2		$2,520
JCJ	Wheeling	$985	$100	$40		$20	2		$100	$2,390	16		$38,240

McKinley	Buffalo	$600	$150	$40		$40	2			$1,660	2		$3,320
McKinley	Buffalo		$150	$40		$40	2	$180		$640	2		$1,280
McKinley	Hartford	$980	$150	$40		$20	2		$100	$2,480	2		$4,960

M/E	Wheeling			$40		$40	3	$180		$420	14		$5,880
M/E	Hartford	$400	$150	$40		$40	3			$1,890	2		$3,780

JEM	Buffalo	$450	$40			$40	1			$530	2		$1,060
JEM	Wheeling	$400	$100	$40		$20	1		$100	$660	8		$5,280
JEM	Hartford	$500	$150	$40		$50	1			$740	1		$740

Acoustic	Buffalo	$450	$40			$40	1			$530	1		$530
Acoustic	Wheeling	$400	$100	$40		$20	1		$100	$660	2		$1,320

Lighting	Buffalo	$450		$40		$40	1			$530	1		$530
Lighting	Wheeling	$400	$100	$40		$20	1		$100	$660	3		$1,980

Other Expenses
Printing Costs		$600	per month		@	16	Months						$9,600
Mileage Charges		$100	per month		@	16	Months						$1,600
Delivery Charges		$400	per month		@	16	Months						$6,400
Fax Cost		$400	per month		@	16	Months						$6,400
Misc. Costs		$200	per month		@	16	Months						$3,200

Construction Phase Anticipated Reimbursable Expenses Sub -Total													$102,300
Design Phase Anticipated Reimbursable Expenses Sub - Total (from previous page)													$77,700

Total Anticipated Reimbursable Expenses													$180,000
Reimbursable Expenses Contingency					@	10%							$18,000

Design Phase Anticipated Reimbursable Expenses Sub-Total												$
Total Project Reimbursable Expenses Budget													198,000

* Parking, Cabfares, Airport Parking, Tolls

[JETER COOK & JEPSON ARCHITECTS, INC. LOGO]	Wheeling Downs Racetrack & Gaming Center
Wheeling, West Virginia

June 19, 2002	PHASE II A / E DESIGN COSTS SCHEDULE

ATTACHMENT III

Assumptions

The following Schedule of Design Costs for Architect / Engineer Basic Services and Additional Consulting Services is prepared in accordance with the Standard Form of Agreement Between Owner and Architect (ALA Document B141) with JCJ Standard Terms and Conditions, and reflects the scope of services described therein. The construction costs shown are extracted form the most current Construction Budget prepared by Louis P. Ciminelli Construction Co., Inc. dated January 9, 2002, and adjusted per DNC directives. In the event that the scope and/or value of the proposed project is adjusted upwards in the future, the Schedule of Design Costs shall be revised accordingly. JCJ proposes to adjust (if required) and confirm the budget / fee schedule at the conclusion of the Design Development phase and at the time of GMP Submission by the Construction Manager.

Total Project Construction Budget Deductions	$ $ $	40,690,000 -516,500 -200,000	Per LPCCC Budget: 1/9/02 Use & Occupancy Tax Sales Tax Recovery Staff

Total Project Construction Budget - Adjusted		$39,973,500	Per LPCCC Budget: 1/9/02

Hotel and Related Spaces Construction Budget		$7,420,300	Per LPCCC Budget: 1/9/02

Parking Level and Related Spaces Construction Budget		$5,911,500	Per LPCCC Budget: 1/9/02

Casino & Related Spaces Construction Budget		$26,641,700	Per LPCCC Budget: 1/9/02

Scope Item	Construction Value	Design Cost Factor	Design Cost Value	JCJ Team Design Costs	Remarks

Basic Services

Casino & Related Spaces	$26,641,700	7.50%	$1,998,128	$1,998,128	Basic Services

Parking Level and Related Spaces	$5,911,500	4.50%	$266,018	$266,018	Basic Services

Hotel and Related Spaces	$7,620,000	6.50%	$495,300	$495,300	Basic Services

Total A/E Basic Services Design Costs				$2,759,445

Additional Services

Masterplanning - Original agreement:	$32,000		$43,182	$11,182	For work previously completed

Alternate Schematic Design			$10,000	$10,000	Schemes B, C & D schematic designs

Scheme E Redesign - Architectural			$50,627	$50,627	Scheme E - SD / DD / CD

Scheme E Redesign - MEP			$27,500	$27,500	Scheme E - SD / DD / CD

Scheme E Redesign - Structural / Civil			$39,206	$39,206	Scheme E - SD / DD / CD

Programming / Space Schematics / Flow Diagrams				$0	Included as part of Basic Services

Land Survey Services			$10,000	$0	Provided by DNC

Geotechnical Services			$55,180	$0	Provided by DNC

Existing Facilities Surveys			$3,000	$3,000	Allowance

Economic Feasibility Study				$0	Conducted / Provided by DNC

Environmental Studies and Reports				$0	DNC may authorize as Change in Service
Owner Supplied Data Coordination				$0	See Below

Schedule Development and Monitoring				$0	Provided by Construction Manager

Scope Item	Construction Value	Design Cost Factor	Design Cost Value	JCJ Team Design Costs	Remarks
Civil Design				$0	Included as part of Basic Services

Landscape Design				$0	Included as part of Basic Services

Interior Design				$0	Included as part of Basic Services

Special Bidding or Negotiation			$5,000	$0	DNC may authorize as Change in Service

Value Analysis				$0	Provided by Construction Manager

Detailed Cost Estimating				$0	Provided by Construction Manager

On-Site Representation ($15,500/ mo. x 2 staff x 12 mos.)			$372,000	$372,000	To be adjusted per w/ CM / Owner req’s

Field office overhead / equipment			$10,000	$10,000

Construction Management				$0	Provided by Construction Manager

Start-up Assistance				$0	DNC may authorize as Change in Service

Record Drawings			$0	$0	Contracter supplied As-builts only

Post-contract Evaluation				$0	DNC may authorize as Change in Service

Tenant-related Services	($/ hr x hrs)	$135	0	$0	Coordination with Restaurant #3 tenent

Acoustics Consultant			$12,000	$12,000	Allowance

Signage	$250,000	3%	$7,500	$7,500	Concepts, locations & performance specs

Professional Renderings(4)			$0	$0	Presentation materials may be authorized as an additional service outside of this project scope.

Scale Model			$0	$0

IT Systems	$1,052,122	10%	$105,212	$0	Provided by DNC

IT Systems Coordination	($/ hr x hrs)	$135	160	$21,600	Owner Supplied Data Coordination

Scope Item	Construction Value	Design Cost Factor	Design Cost Value	JCJ Team Design Costs	Remarks
Tele - Comm Systems	$97,500	10%	$9,750	$0	Provided by DNC

Tele - Comm Systems Coord.	($/ hr x hrs)	$135	40	$5,400	Owner Supplied Data Coordination

PA / Sound Systems	$93,376	10%	$9,338	$0	Provided by DNC

PA / Sound Systems Coordination	($/ hr x hrs)	$135	40	$5,400	Owner Supplied Data Coordination

Security Systems	$1,100,000	10%	$110,000	$0	Provided by DNC

Security Systems Coordination	($/ hr x hrs)	$135	120	$16,200	Owner Supplied Data Coordination

P.O.S. Systems	$125,827	10%	$12,583	$0	Provided by DNC

P.O.S. Systems Coordination	($/ hr x hrs)	$135	40	$5,400	Owner Supplied Data Coordination

Food Service

Food Service Equipment	$425,000

Bar Equipment

Laundry Equipment	$100,000		$3,600	$3,600	Schematics only

Food Service Equipment Total	$525,000	10%	$39,600	$39,600

Non-Gaming FF&E

Artwork	$25,000

Banquet Room Furnishings	$100,000

Bar Furnishings	$100,000

Conference Rooms Furnishings	$0

Food Service Furnishings	$200,000

Hotel Furnishings	$1,046,800

Office Furnishings	$178,700

Non-Gaming FF&E Total	$1,650,500	4%	$66,000	$66,000

Scope Item	Construction Value	Design Cost Factor	Design Cost Value	JCJ Design Team Costs	Remarks
Cage Equipment	$130,750	10%	$13,075	$0	Provided by DNC

Cage Equipment Coordination	($/ hr x hrs)	$135	32	$4,320	Owner Supplied Data Coordination

Exercise Equipment	$25,000			$0	Provided by DNC

Bar Small Wares	$10,000			$0	Provided by DNC

Food Service Small Wares	$100,000			$0	Provided by DNC

Specialty Lighting Consultant			$8,000	$8,000	Allowance

Showroom Consultant			$10,000	$10,000	Allowance

Structural Peer Review			$25,000	$0	Change in Service if Required

MEP Peer Review			$35,000	$0	Change in Service if Required

Code Consultant			$25,000	$0	Change in Service if Required

Governmental Authorities Approvals - zoning, planning, appeals			$12,000	$12,000	Provided by Mckinley & Assoc.

Total JCJ Team Additional Services Design Costs				$740,535	1.85% of Construction Costs

Total A / E Basic Services Design Costs				$2,759,445	6.90% of Construction Costs

Total JCJ Team Design and Services Costs				$3,499,980	8.76% of Construction Costs

Projected Reimbursable Expenses				$198,000	See Reimb. Expenses Budget Worksheet

NOTE:  Reimbursable expenses shown are projected estimates for budget purposes only.  Actual expenses shall invoiced based upon actual requirements, and expendetures incurred plus administrative costs.

[JETER COOK & JEPSON ARCHITECTS, INC. LETTERHEAD]

ATTACHMENT IV

This Attachment IV is attached to and part of the Agreement dated 14 March 2002 between Wheeling Island Garning, Inc. and Jeter, Cook & Jepson Architects, Inc.

Hourly Rates

Principal	$ 150.00

Project Director	$ 135.00

Department Director	$ 125.00

Project Manager	$ 120.00

Senior Designer	$ 80.00 to $120.00

Designer	$ 65.00 to $80.00

Job Captain	$ 76.00 to $120.00

Drafters	$ 49.00 to $88.00

Senior Interior Designer	$ 75.00 to $120.00

Interior Designer	$ 50.00 to $75.00

Specifier	$ 100.00 to $125.00

Construction Administrator	$ 70.00 to $100.00

Cost Estimator	$ 100.00

Other staff positions	(See Note #2)

1.                                       Principals, Project Directors, Department Directors and Project Managers are charged at fixed hourly rates.

2.                                       All other job classifications that are not at a fixed rate are charged a total hourly rate, based on the specific employee, computed by a multiple of two and one-half (2.50) times the Direct Personnel Expense (DPE).  DPE is defined in subparagraph 1.3.9.4 of the AIA Standard Form of Agreement Between Owner and Architect (Document #B141-1997).

3.                                       All rates are subject to periodic adjustment during the year based on standard salary review practices in accordance with paragraph 1.5.6 of the B141-1997 Document.

March, 2002

NESPER, FERBER & DIGIACOMO, LLP

ATTORNEYS-AT-LAW

GABRIEL. J. FERBER	ONE TOWNE CENTRE, SUITE 300
RICHARD F. DIGIACOMO	501 JOHN JAMES AUDUBON PKWY
PAUL T. NESPER	AMHERST, NEW YORK 14228
WILLIAM P. JOHNSON	FAX (716) 688-3891
Firm E-Mail: mail@nesferdig.com

JAMES M. NESPER, of Counsel
SCOTT A. BYLEWSKI**
JOHN W. DORN, of Counsel
Also Member Florida Bar
Also Member District of Columbia Bar
MARY JANE KELM,
Legal Assistant
Writer’s Direct E-mail Address: pnesper@nesfardig.com

June 24, 2002

Brian Donnell, Esq.

Halloran & Sage, LLP

One Goodwin Square

Hartford, CT 06103-4303

RE:          Architect’s Agreement between Wheeling Island Gaming, Inc.

and Jeter, Cook & Jepson Architects, Inc. dated March 14, 2002

Dear Brian:

This will confirm that the references in paragraph 1.5.1 and 3.31 in the above captioned Agreement, whereby the date of attachment no.3 as set forth as “6 March 2002”, shall mean the date, “June 19, 2002”.

Additionally, this will confirm that the “notwithstanding” provision in paragraph 1.1.2.5(.2) of the above captioned Agreement, is intended to cover all of the financial parameters set forth in paragraph 1.1.2.5(.1) and 1.1.2.5(.2).

I ask that you have your client sign the confirmation of these clarifications below, and return at least two (2) originals of the confirmation to me for my records.

Very truly yours,

NESPER, FERBER & DIGIACOMO, LLP

		By	/s/ Paul T. Nespar
Paul T. Nespar

Agreed to:		Agreed to:

WHEELING ISLAND GAMING, INC.		JETER, COOK & JEPSON ARCHITECTS, INC.

By	/s/ Roy Olsen	By	/s/ Peter N. Stevens
	Roy Olsen, Project Representative		Peter N. Stevens, President

[Illegible] Companies

Committed Cost Status Report

(With Invoice Detail)

TIMBERLINE\GOLD ACCOUNTING\TIMBERLINE\REPORT\JC COMMITTED COST STATUS WITH INVOICE DETA

Job	Cost Code	Cat	Amount	Approved Changes		Revised Contract	Amount Invoiced		Retained	Amount Paid	Balance

Contract: 05121-ARCH Jeter Cook - Whel - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	328,731.13	800,328.06		1,129,059.19	1,129,059.19			592,544.04
	Invoices:	22702-340231	A&E & Reimb				328,731.13			328,731.13
		32602-263812	A&E FEES				263,812.91			263,812.91
		42502-0054-0	A&E FEES				337,833.50			.00
		53102198681	A&E FEES				198,681.65			.00

05121	1-1-1100	2	11,500.00			11,500.00	11,500.00			11,500.00
	Invoices:	22702-340231	A&E & Reimb				11,500.00			11,500.00

Contract: 05121-CM Ciminelli Const.Mangr.-Wheel 2 - Louis P Ciminelli Const. Co., I
05121	1-7-1710	2	140,421.00			140,421.00	111,874.88			111,874.88	28,546.12
	Invoices:

Contract: 05121-CONS WHEL-MISC - Louis P Ciminelli Const. Co., I
05121	1-4-1400	2	1,391,219.00	1391,219.00	-
	Invoices:	0054-00-01	CONSTRUCTION				528,830.00			528,830.00
		4	Construction				225,431.00			225,431.00
		ad0054.00-01	Adj Entry				528,830.00	-		528,830.00
		adj4	Adj Entry				225,431.00	-		225,431.00

05121	1-7-1700	2		2205,270.00		2,205,270.00	2,263,656.00			925,071.00	58,386.00	-
	Invoices:	ad0054.00-01	Adj Entry				528,830.00			528,830.00
		adj4	Adj Entry				225,431.00			225,431.00
		5	Construction				170,810.00			170,810.00
		33010001.7	CONSTRUCTION				814,051.00			.00
		005100-7	Construction				524,534.00			.00

Contract: 05121-ENG1 Stegman&Schellhase Phase II - Stegman & Schellhase
05121	1-7-1701	2	10,000.00			10,000.00	10,000.00			10,000.00
	Invoices:

Contract: 05121-ENG2 Stegman&Schellhase Phase II - Stegman & Schellhase
05121	1-7-1701	2	1,665.0	900.00		2,565.00	2,565.00			1,665.00
	Invoices:	6-1517115	Erosion Control Permit				900.00			.00

Contract: 05121-GCON Whel-Cast & Baker - Cast & Baker Corporation
05121	1-7-1700	2	236,000.00			236,000.00					236,000.00
	Invoices:

Contract: 05121-METZ METZGER-WIIED - Metzger, Inc.
05121	1-1-1100	2	529.49			529.49	529.49			529.49
	Invoices:	2670	Reimbursement				529.49			529.49

Contract: 05121-PSI Wheeling Downs Casino-PSI - Professional Service Indus. In
05121	1-1-1100	2	55,180.00			55,180.00	50,700.00			50,700.00	4,480.00
	Invoices:

Contract: 05121-WHEL CIMINELLI-WHELHOTEL - Louis P Ciminelli Const. Co., I
05121	1-4-1400	2	1,615,415.00	1,615,415.00	-
	Invoices:	0054.00-02	CONSTRUCTION				862,389.00			862,389.00
		3	Construction				620,940.00			620,940.00
		ad0054.00-02	Adj Entry				862,389.00	-		862,389.00
		adj3	Adj Entry				620,940.00	-		620,940.00

05121	1-7-1700	2		2234,837.00		2,234,837.00	2,102,751.00			2,102,751.00	132,086.00
	Invoices:	ad0054.00-2	Adj Entry				862,389.00			862,389.00
		adj3	Adj Entry				620,940.00			620,940.00
		05121-6	Construction				619,422.00			619,422.00

[Illegible] Companies

Committed Cost Status Report

(With Invoice Detail)

TIMBERLINE\GOLD ACCOUNTING\TIMBERLINE\REPORT\JC COMMITTED COST STATUS WITH INVOICE DETA

Job	Cost Code	Cat	Amount	Approved Changes	Revised Contract	Amount Invoiced	Retained	Amount Paid	Balance

Contract: 05121-4082 Davison Electric-Relocated Fib - Davison Electric Co., Inc.
05121	1-4-1400	1	726.48		726.48	726.48		726.48
	Invoices:	8105	Electrical Service			726.48		726.48

Contract: 05121-4087 Rite Carpet-Edging-Cove Base - Rite Carpet
05121	1-4-1400	1	67.96		67.96	67.69		67.69	.27
	Invoices:	15799	Cover Base Adhesive			40.69		40.69
		16321	Black Edging			27.00		27.00

Contract: 05121-4087 Staples-Office Supplies - Staples Credit Plan
05121	1-4-1400	2	561.28		561.28	561.28		561.28
	Invoices:	33202-961	Office Supplies			561.28		561.28

Contract: 05121-4093 Davidson Electric-Relocation C - Davidson Electric Co., Inc.
05121	1-4-1400	1	1,548.76		1,548.76	1,548.76		1,548.76
	Invoices:	8171	Electrical Service - Relocation			1,548.76		1,548.76

Contract: 05121-4093 GE Capital-Skirt Complex - GE Capital Modular Space
05121	1-4-1400	1	7,571.64		7,571.64	7,571.64		7,571.64
	Invoices:	102287224	Skirt Complex			6,781.64		6,781.64
		102303514	Skirt Complex			790.00		790.00

Contract: 05121-7098 WheelingDwns_CPSINV - Convenient Phone Service, Inc.
05121	2-3-2300	1	76,705.40		76,705.40	76,705.40
	Invoices:	4783	TELECOMM LABOR/ MATERIALS			76,705.40		.00

Contract: 05121-ARCH Jeter Cook & Jepson - Wheeling - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	175,839.02		175,839.02	175,839.02		175,839.02
	Invoices:	0054-00-1125	A&E Fees			175,839.02		175,839.02

Contract: 05121-ARCH Wheeling PH2 - Jeter Cook Jeps - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	16,000.00	16,000.00-
	Invoices:

05121	1-1-1100	2
	Invoices:

05121	1-1-1100	2		17,792.31	17,792.31	17,792.31		17,792.31
	Invoices:

Contract: 05121-ARCH Wheeling PH2 - Jeter Cook Jeps - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	16,000.00	16,000.00-
	Invoices:

05121	1-1-1100	2
	Invoices:

05121	1-1-1100	2		17,736.72	17,736.72	17,736.72		17.736.72
	Invoices:

Contract: 05121-ARCH Jeter Cook Jepson-Wheel 2 - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	15,000.00	25,000.00	40,000.00	37,513.97		37,513.97	2,486.03
	Invoices:

Contract: 05121-ARCH Jeter Cook Jepson - Wheeling - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	160,620.02		160,620.02	160,620.02		160,620.02
	Invoices:

Contract: 05121-ARCH PHASE II - WHEELING - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	389,089.67		389,089.67	389,089.67		389,089.67
	Invoices:

Contract: 05121-ARCH Jeter Cook & Jepson-Whel - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	104,810.52		104,810.52	104,810.52		104,810.52
	Invoices:	122001-00540	Architectural Services			104,810.52		104,810.52

Contract: 05121-ARCH JETER-WHEL - Jeter Cook & Jepson, Architect
05121	1-1-1100	2	195,232.10		195,232.10	195,232.10		195,232.10
	Invoices:	12902-195232	Architectural Services			195,232.10		195,232.10

Delaware North Companies	Job Cost Commitment CO Journal

Entries from JC Enter commitment CO 7-10-02

Commitment	Commt CO	Job	Location	Cost Code	Transaction Type	Cost	Units	Unit cost	Amount

05121-A RCHB	4	05121	W HED-HOTEL	1-1-1100	A prvd cm m tt cst chng	2.0000		.0000	286,133.90

Description	Architectural/Engineering Fees

ENTRY TOTALS

Number of entries	1
Total amount of entries	286,133.90

ADDITIONAL INFORMATIONS

ADDED — ITEM — commitment 05121-A RCH commitment CO 4 job 05121 location W HED-HOTEL cost code 1-1-1100 category 2 Architectural/Engineering Fees

ADDED — SUBCONTRACT COMMITMENT CO Approved

on from JC Enter commitment CO 7-10-02

	Posted	Rejected
Number of Entries	1	0
Amount of Entries	286,133.90	.00

Delaware North Companies	Job Cost Commitment CO Journal

POST ENTRIES TOTALS

	Posted	Rejected
Number of Entries	1	0
Amount of Entries	286,133.90	.00

Entry	Amount

Approved Committed cost Changes	286,133.90

Total Amount Posted	286,133.90

Entries from JC Enter Commitment CO 7-10-02

Commitment	Commt CO	Job	Location	Cost Code	Transaction Type	Cat	Units	Unit Cost	Amount

05121-ARCH6	5	05121	WHED-HOTEL	1-3-1100	Aprvd Commitment chng	2.0000		.0000	982,186.37

Description Architectural/Engineering Fees

ENTRY TOTALS

Number of Entries	1
Total amount of Entries	982,186.37

ADDITIONAL INFORMATION

ADDED — ITEM — Commitment 05121-A RCH commitment co 5 job 05121 location WHED-HOTEL cost code 1-1-1100 category 2 Architectural/Engineering Fees

ADDED — SUBCONTRACT COMMITMENT CO Approved

?? From JC Enter Commitment Co 7-10-02

	Posted	Rejected
Number of Entries	1	0
Amount of Entries	982,186.37	.00

Delaware North Companies	Job Cost Commitment Co Journal

POST ENTRIES TOTALS

	Posted	Rejected
Number of Entries	1	0
Amount of Entries	982,186.37	.00

Entry	Amount

Approved Committed Cost Changes	982,186.37

Total Amount Posted	982,186.37

ADDITIONAL INFORMATIONS

ADDED — Job 05162 W HEL-PA DK1 cost code 1-7-1700 category 2 Subcontractors

ADDED — ITEM — commitment 05162-CONS Job 05162 location W HEL PA DK1 cost code 1-7-1700 category 2 Build Out

ADDED — SUBCONTRACT COMMITMENT Committed

es from JC Enter Commitment 2-15-02

	Posted	Rejected
Number of Entries	1	0
Amount of Entries	20,038.00	.00

Delaware North Companies	Job Cost Commitment Journal

POST ENTRIES TOTALS

	Posted	Rejected
Number of Entries	1	0
Amount of Entries	20,038.00	.00

Entry	Amount

Committed Cost	20,038.00

Total Amount Posted	20,038.00